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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EAGLE ROCK ENERGY PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ANNUAL MEETING OF LIMITED PARTNERS

The Annual Meeting of Limited Partners of Eagle Rock Energy Partners, L.P.
will be held at
1415 Louisiana Street
The Wedge Tower
Suite 2700
Houston, Texas 77002
on June 7, 2011, at 9:00 a.m., Houston, Texas time

YOUR VOTE IS IMPORTANT!

        Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your common units by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Submitting your proxy now will not prevent you from voting your common units at the Annual Meeting if you desire to do so, as your vote by proxy is revocable at your option.

        Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce our postage and proxy tabulation costs. Or, if you prefer, you can vote by mail by returning the enclosed proxy card in the addressed, prepaid envelope provided.

VOTE BY INTERNET	VOTE BY TELEPHONE
http://www.proxyvote.com/	1-800-690-6903 via touch-tone phone
24 hours a day / 7 days a week	toll-free 24 hours a day / 7 days a week
INSTRUCTIONS:	INSTRUCTIONS:
Read the accompanying proxy statement and proxy card.	Read the accompanying proxy statement and proxy card.
Go to the following website:	Call the toll-free 800 number
http://www.proxyvote.com	provided on your proxy card.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING
OVER THE INTERNET OR BY TELEPHONE.

April 27, 2011

TO THE LIMITED PARTNERS OF EAGLE ROCK ENERGY PARTNERS, L.P.:

        We cordially invite you to the Annual Meeting of Limited Partners (the "Annual Meeting") of Eagle Rock Energy Partners, L.P. (the "Partnership"). The Annual Meeting will be held on June 7, 2011, at 9:00 a.m., Houston, Texas time, at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002.

        The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At the Annual Meeting, you will be asked (1) to elect one Class I Elected Director to the Board of Directors (the "Board") of Eagle Rock Energy G&P, LLC, the general partner of Eagle Rock Energy GP, L.P., the general partner of the Partnership, to serve for a three-year term that will expire in 2014 at the 2014 annual meeting of limited partners (the "Class I Elected Director"); (2) to hold an advisory vote on executive compensation; and (3) to hold an advisory vote on the frequency of holding an advisory vote on executive compensation. You will also be asked to transact such other business as may properly come before the Annual Meeting, or any postponements or adjournments thereof.

        The Board unanimously recommends that you vote as follows:

Proposal		Board Recommendation
1.	Election of the Class I Elected Director nominee	FOR
2.	Advisory vote on executive compensation	FOR
3.	Advisory vote on frequency of holding an advisory vote on executive compensation	ONE YEAR

        To be certain that your common units are voted at the Annual Meeting, whether or not you plan to attend in person, you should vote your common units as soon as possible. Your vote is important. You may vote by telephone, Internet or mail. To vote by telephone, call 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. To vote electronically, access http://www.proxyvote.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

        At the Annual Meeting, our management team will review our performance during the past year and discuss our plans for the future. An opportunity will be provided for questions by unitholders. I hope you will be able to join us.

Sincerely,

Joseph A. Mills, Chairman of the Board of Directors and Chief Executive Officer Eagle Rock Energy G&P, LLC

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS

April 27, 2011

TO THE LIMITED PARTNERS OF EAGLE ROCK ENERGY PARTNERS, L.P.:

        You are invited to the Annual Meeting of Limited Partners of Eagle Rock Energy Partners, L.P., which will be held at 9:00 a.m., Houston, Texas time, on June 7, 2011, at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002, for the following purposes:

  1.
  To elect one Class I Elected Director to the Board of Directors (the "Board") of Eagle Rock Energy G&P, LLC, the general partner of Eagle Rock Energy GP, L.P., the general partner of Eagle Rock Energy Partners, L.P., for a three-year term that will expire in 2014 at the 2014 annual meeting of limited partners;

  2.
  To hold an advisory vote on executive compensation;

  3.
  To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

  4.
  To transact such other business as may properly come before the Annual Meeting, or any postponements or adjournments thereof.

        The Board has fixed the close of business on April 13, 2011 as the record date for the determination of unitholders entitled to notice of, and to vote at, the Annual Meeting. Only unitholders of record as of the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

        We encourage you to take part in the affairs of Eagle Rock Energy Partners, L.P. either by voting in person, by telephone, by Internet or by executing and returning the enclosed proxy card.

Charles C. Boettcher Secretary Eagle Rock Energy G&P, LLC

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF LIMITED PARTNERS TO BE HELD ON JUNE 7, 2011

The Notice of Annual Meeting of Limited Partners, the Proxy Statement for the Annual Meeting
and the 2010 Annual Report to Unitholders, which is the Annual Report on Form 10-K for the year ended December 31, 2010, are available at http://www.proxyvote.com.

EAGLE ROCK ENERGY PARTNERS, L.P.
1415 Louisiana Street
Suite 2700
Houston, Texas 77002

i

GENERAL

        References in this proxy statement to "the Partnership," "we," "our," "us" or like terms refer to Eagle Rock Energy Partners, L.P. and its subsidiaries. References in this proxy statement to "G&P" refer to Eagle Rock Energy G&P, LLC, the general partner of our General Partner and our wholly owned subsidiary as of July 30, 2010. References in this proxy statement to the "General Partner" refer to Eagle Rock Energy GP, L.P., our general partner and our wholly owned subsidiary as of July 30, 2010. References in this proxy statement to the "Board" refer to the Board of Directors of G&P. References in this proxy statement to the "Partnership Agreement" refer to our Second Amended and Restated Agreement of Limited Partnership dated as of May 24, 2010, as amended by Amendment No. 1 dated as of July 27, 2010. References in this proxy statement to the "NGP Parties" refer collectively to Natural Gas Partners VII, L.P., a Delaware limited partnership, Natural Gas Partners VIII, L.P., a Delaware limited partnership, Montierra Minerals & Production, L.P., a Texas limited partnership, Montierra Management LLC, a Texas limited liability company, Eagle Rock Holdings, L.P., a Texas limited partnership, and each of their respective affiliates. References in this proxy statement to "common units" refer to common units representing limited partner interests in the Partnership. References in this proxy statement to "unitholders" or "limited partners" refer to limited partners of the Partnership owning our common units.

        This proxy statement contains information related to our Annual Meeting of Limited Partners to be held on June 7, 2011 (the "Annual Meeting"), beginning at 9:00 a.m., Houston, Texas time, at our principal executive offices located at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002, and at any postponements or adjournments thereof. This proxy statement and the accompanying proxy card, which are accompanied by our 2010 annual report to unitholders, will be first mailed to unitholders on or about April 27, 2011. Our 2010 annual report to unitholders is our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the "2010 Annual Report"). Unitholders are referred to the 2010 Annual Report for financial and other information about our business. The 2010 Annual Report is not incorporated by reference into this proxy statement and is not deemed to be a part of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q;    Who sent me this proxy statement?

A:
The Board sent you this proxy statement and proxy card. We will pay for the solicitation of your proxy. In addition to this solicitation by mail, proxies may be solicited by the directors, officers and other employees of G&P and our affiliates by telephone, Internet, facsimile, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common units. We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We will also bear the entire cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to unitholders. We have retained Broadridge Financial Solutions, Inc. to assist in the solicitation of proxies, provide voting and tabulation services and to serve as inspector of election at the Annual Meeting for an estimated cost of $9,500.

Q:    Why did I receive this proxy statement and proxy card?

A:
You received this proxy statement and proxy card from us because you owned our common units as of April 13, 2011, which we refer to as the record date, and as a result you are entitled to elect directors to serve on the Board. This proxy statement contains important information for you to consider when deciding whether to vote for the proposals to be considered at the Annual Meeting. Please read this proxy statement carefully.

Q:    What is a proxy?

A:
A proxy is your legal designation of another person to vote the common units that you own. That other person is also called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Joseph A. Mills, Jeffrey P. Wood and Charles C. Boettcher, or any one of them, each with power of substitution, have been appointed by the Board as proxies for the Annual Meeting.

Q:    What is a proxy statement?

A:
A proxy statement is a document that the regulations of the Securities and Exchange Commission ("SEC") require us to give you when we ask you to sign a proxy card designating proxies to vote on your behalf. This proxy statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board.

Q:    What does it mean if I receive more than one proxy card?

A:
Your receipt of more than one proxy card means that you have multiple accounts with our transfer agent and/or with a brokerage firm, bank or other nominee. If voting by mail, please sign and return all proxy cards to ensure that all of your common units are voted. Each proxy card represents a discrete number of common units and it is the only means by which those particular common units may be voted by proxy.

Q:    What is the purpose of the Annual Meeting?

A:
At the Annual Meeting, our unitholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of the Class I Elected Director nominee, an advisory vote on executive compensation and an advisory vote on the frequency of holding an advisory vote on executive compensation.

Q:    How many directors will be elected at the Annual Meeting?

A:
At the Annual Meeting, our unitholders not affiliated with the NGP Parties will be entitled to elect one Class I director (the "Class I Elected Director") whose term is expiring at the Annual Meeting. Pursuant to the Partnership Agreement, only certain of our directors are elected by our unitholders. In addition, the NGP Parties will appoint one NGP Appointed Director (as such term is defined in the Partnership Agreement) at the Annual Meeting. For a description of our Board of Directors, including which directors are elected and which are appointed, please see "Governance Matters—The Board—Leadership Structure."

Q:    What is the difference between a unitholder of record and a unitholder who holds common units in "street name"?

A:
Many of our unitholders hold their common units through a brokerage firm, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between common units held of record and those held beneficially through a brokerage account, bank or other nominee.

  •
  Unitholder of Record.  If your common units are registered directly in your name with our transfer agent, you are considered, with respect to those common units, the "unitholder of record," and these proxy materials are being sent directly to you by us. As the unitholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

  •
  Street Name Unitholder.  If your common units are held through a brokerage account, bank or other nominee, you are considered the beneficial owner of common units held in "street name," and these proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those common units, the unitholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the unitholder of record, you may not vote these common units in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the common units. Your broker, bank or other nominee has enclosed or provided a voting instruction form for you to use in directing the broker, bank or other nominee how to vote your common units.

Q:    What is the record date and what does it mean?

A:
The record date established by the Board for the Annual Meeting is April 13, 2011. Unitholders of record at the close of business on the record date are entitled to:

•
receive notice of the Annual Meeting; and

•
vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Q:    Who is entitled to vote at the Annual Meeting?

A:
Each of our common units Outstanding (as defined in the Partnership Agreement) as of the close of business on April 13, 2011, the record date, is entitled to one vote per common unit at the Annual Meeting, subject to certain exceptions as described below under the heading "Voting Requirements for the Annual Meeting." In accordance with the Partnership Agreement, any common units owned by any NGP Party shall not be deemed Outstanding for purposes of the election of Elected Directors. However, the NGP Parties will be entitled to vote any common units they hold on the other matters contemplated by this Proxy Statement.

  As of the record date, 89,762,834 of our common units were Outstanding (inclusive of the 20,485,539 common units held by the NGP Parties), all of which are entitled to vote at the Annual Meeting, subject to the limitations on the right of the NGP Parties to vote on the election of the Class I Elected Director and certain exceptions as described below under the heading "Voting Requirements for the Annual Meeting."

Q:    Who can attend the Annual Meeting?

A:
All unitholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

  Common units held directly in your name as the unitholder of record can be voted in person at the Annual Meeting. Common units held in street name (for example, at your brokerage account) may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the common units. In addition, if you plan to vote in person at the Annual Meeting, please bring the enclosed proxy card or proof of identification.

  Even if you currently plan to attend the Annual Meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:    What constitutes a quorum?

A:
Because our Partnership Agreement excludes common units owned by the NGP Parties from the calculation of a quorum with respect to the election of Elected Directors, we have adopted a bifurcated quorum test.

  With respect to all matters other than the election of Elected Directors, the holders of a majority of the Outstanding common units on the record date, represented in person or by proxy, will constitute a quorum, subject to certain exceptions as described below under the heading "Voting Requirements for the Annual Meeting." For purposes of determining if a quorum is present to conduct all business other than the election of Elected Directors, any common units owned by any NGP Party will be included in the calculation. If this test for a quorum is met, then the Annual Meeting can proceed with all business other than the election of Elected Directors. As of April 13, 2011, there were 89,762,834 Outstanding common units, including the common units held by the NGP Parties. Consequently, holders of at least 44,881,418 of these Outstanding common units must be present either in person or by proxy to establish a quorum for matters other than the election of the Class I Elected Director at the Annual Meeting.

  With respect to the election of Elected Directors, in accordance with the Partnership Agreement, any common units owned by any NGP Party shall not be deemed Outstanding for purposes of determining whether or not a quorum is present. As a result, the holders of a majority of the Outstanding common units on the record date, excluding any common units owned by the NGP Parties, will constitute a quorum. If this test for a quorum is met, then the Annual Meeting can proceed with the election of Elected Directors. As of April 13, 2011, there were 69,277,295 Outstanding common units, excluding the common units held by the NGP Parties. Consequently, holders of at least 34,638,648 of these Outstanding common units must be present either in person or by proxy to establish a quorum for the election of the Class I Elected Director at the Annual Meeting.

  Proxies received but marked as abstentions will be included in the number of common units considered to be present at the Annual Meeting. Broker non-votes will not be included in the number of common units considered to be present at the Annual Meeting.

Q:    How do I vote?

A:
Unitholders of Record.    Unitholders of record may vote their common units or submit a proxy to have their common units voted by one of the following methods:

•
By Internet.  You may submit a proxy electronically on the Internet by following the instructions provided on the proxy card. Please have the proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. (EDT) the day before the Annual Meeting date.

•
By Telephone.  You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. (EDT) the day before the Annual Meeting date.

•
In Person.  You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

  •
  By Mail.  You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

  Street Name Unitholders.    Street name unitholders may generally vote their common units or submit instructions to have their common units voted by one of the following methods:

  •
  By Methods Listed on the Voting Instruction Form.  Please refer to the voting instruction form or other information forwarded by your broker, bank or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions provided by the record holder.

  •
  In Person with a Proxy from the Record Holder.  You may vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee. Since your units are held in "street name" (in the name of a broker, bank or other nominee), you are considered the beneficial owner of these units and proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect o these units, the unitholder of record. As the beneficial owner, you have the right to direct your broker how to vote; however, since you are not the unitholder of record, you may not vote these units in person at the Annual Meeting unless you obtain a legal proxy from your brokerage firm. Please consult the voting instruction form or other information sent to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:    Can I change my vote after I return my proxy card?

  Yes. If you are a unitholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

  •
  timely submitting a proxy with new voting instructions using the telephone or Internet voting system;

  •
  timely delivery of a valid, later-dated and executed proxy card;

  •
  timely giving written notice of revocation to Eagle Rock Energy Partners, L.P., Attention: Secretary, 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas, 77002; or

  •
  attending the Annual Meeting and voting your common units in person; however, attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy.

  If you are a street name unitholder, you must follow the instructions on revoking your proxy, if any, provided by your broker, bank or other nominee.

Q:    What are the recommendations of the Board?

A:
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The recommendations of the Board are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote as follows:

Proposal	Board Recommendation
1. Election of the Class I Elected Director nominee	FOR
2. Advisory vote on executive compensation	FOR
3. Advisory vote on frequency of holding an advisory vote on executive compensation	ONE YEAR

  With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Q:    What are "abstentions" and "broker non-votes" and how are these votes treated?

A:
An "abstention" occurs when a unitholder is present at the Annual Meeting but fails to vote or voluntarily withholds his or her vote for any of the matters upon which the unitholders are voting. Abstentions are considered "present" and are included in the quorum calculations, subject to certain exceptions.

  If you hold your common units in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your common units. If you do not instruct your broker, bank or other nominee how to vote your common units, they may vote your common units as they decide only as to each matter for which they have discretionary authority under the rules of The NASDAQ Stock Market LLC. All of the proposals for consideration at the Annual Meeting, however, are non-discretionary matters for which brokers, banks and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. For Proposal No. 1 (Election of the Class I Elected Director nominee), Proposal No. 2 (Advisory vote on executive compensation) and Proposal No. 3 (Advisory vote on the frequency of holding an advisory vote on executive compensation) to be voted on at the Annual Meeting, you must provide timely instructions on how the broker, bank or other nominee should vote your common units. When a broker, bank or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker, bank or other nominee should vote your common units, and the broker, bank or other nominee indicates it does not have authority to vote such common units on its proxy, a "broker non-vote" results. Because of our unique quorum provisions (as described under "—What constitutes a quorum"), any broker non-vote would not be counted as present at the meeting for purposes of determining a quorum, nor would it be treated as entitled to vote with respect to any of the matters before the Annual Meeting at this time.

Q:    What are my voting choices when voting for Proposal No. 1 and what vote is needed to elect the nominees?

A:
In the vote on the election of the Board's Class I Elected Director nominee, you may:

•
vote "FOR" as to the nominee; or

•
vote "WITHHOLD" as to the nominee.

  The Board recommends a vote FOR the nominee.

  Please see "Voting Requirements for the Annual Meeting" for an explanation of the vote needed to elect the Class I Elected Director nominee.

Q:    What are my voting choices for the advisory vote on executive compensation and what vote is needed?

A:
In the advisory vote on executive compensation, you may:

•
vote "FOR" the approval of the compensation of the named executive officers;

•
vote "AGAINST" the approval of the compensation of the named executive officers; or

•
vote "ABSTAIN" on the approval of the compensation of the named executive officers.

  The Board recommends a vote FOR the approval of the compensation of the named executive officers.

  Please see "Voting Requirements for the Annual Meeting" for an explanation of the vote needed to approve this proposal.

Q:    What are my voting choices when voting on the frequency of an advisory vote on executive compensation and what vote is needed?

A:
In the advisory vote on the frequency of an advisory vote on executive compensation, you may:

•
vote "ONE YEAR";

•
vote "TWO YEARS";

•
vote "THREE YEARS"; or

•
vote "ABSTAIN" on the frequency of an advisory vote on executive compensation.

  The Board recommends a vote for ONE YEAR on the frequency of the advisory vote on executive compensation.

  Please see "Voting Requirements for the Annual Meeting" for an explanation of the vote needed to approve this proposal.

Q:    What if I don't specify a choice for a matter when returning my proxy?

A:
You should specify your choice for each matter on the enclosed proxy. If you sign and return your proxy but do not give specific instructions, your proxy will be voted FOR the election of the Class I Elected Director nominee, FOR the approval of an advisory vote on executive compensation and for ONE YEAR on the frequency of the advisory vote on executive compensation.

Q:    Do I have dissenters' rights of appraisal?

A:
We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Revised Uniform Limited Partnership Act. Under those laws, dissenters' rights are not available to our unitholders with respect to the matters to be voted upon at the Annual Meeting.

Q:    Who counts the votes?

A:
Broadridge Financial Solutions, Inc. will tabulate the votes and will act as the independent inspector of election.

Q:    Whom should I contact with questions?

A:
If you have any questions about this proxy statement or the Annual Meeting, please contact our Secretary in writing at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002 or by telephone at (281) 408-1200.

Q:    Where may I obtain additional information about Eagle Rock Energy Partners, L.P.?

A:
We refer you to our 2010 Annual Report for additional information about us. Our 2010 Annual Report is included with your proxy materials. You may receive additional copies of our 2010 Annual Report at no charge through the Investor Relations section of our website at http://www.eaglerockenergy.com. This proxy statement and our 2010 Annual Report are also available at http://www.proxyvote.com. You may also receive additional copies of our 2010 Annual Report or proxy statement at no charge, or request to receive any additional information or directions to our corporate headquarters to be able to vote in person, by contacting our Secretary in writing at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002 or by telephone at (281) 408-1200.

Q:    How do I get to the Annual Meeting?

A:
The Annual Meeting will be held at our headquarters in downtown Houston located at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF LIMITED PARTNERS TO BE HELD ON JUNE 7, 2011

        The Notice of Annual Meeting of Limited Partners, the Proxy Statement for the
Annual Meeting and the 2010 Annual Report to Unitholders,
which is the Annual Report on Form 10-K
for the year ended December 31, 2010, are available at http://www.proxyvote.com.

THE PARTNERSHIP

        We are a domestically-focused, growth-oriented, publicly-traded master limited partnership engaged in the business of:

  •
  gathering, compressing, treating, processing and transporting natural gas; fractionating and transporting natural gas liquids ("NGLs"); and marketing natural gas, condensate and NGLs, which collectively we refer to as our "Midstream Business"; and

  •
  developing and producing hydrocarbons in oil and natural gas properties, which we refer to as our "Upstream Business."

        Our Midstream Business is strategically located in five significant natural gas producing regions: (i) the Texas Panhandle; (ii) East Texas/Louisiana; (iii) South Texas; (iv) West Texas; and (v) the Gulf of Mexico. These five regions are productive, mature, natural gas producing basins that have historically experienced significant drilling activity. As of December 31, 2010, Eagle Rock's natural gas gathering systems within these regions were comprised of approximately 5,482 miles of natural gas gathering pipelines with approximately 2,700 well connections, 19 natural gas processing plants with approximately 737 MMcf/d of plant processing capacity and 220,180 horsepower of compression. Our Midstream Business averaged 499 MMcf/d of gathered volumes and 316 MMcf/d of processed volumes during 2010.

        Our Upstream Business has long-lived, high working interest properties located in four significant oil and natural gas producing regions: (i) South Alabama (where we also operate the associated gathering and processing assets); (ii) East Texas; (iii) South Texas; and (iv) West Texas. As of December 31, 2010, these working interest properties included 273 operated productive wells and 137 non-operated wells with net production to us of approximately 5,017 Boe per day and proved reserves of approximately 38.4 Bcf of natural gas, 8.7 MMBbls of crude oil, and 6.2 MMBbls of natural gas liquids, of which 89% are proved developed.

        On April 12, 2011, we entered into an agreement to acquire CC Energy II L.L.C. and its subsidiaries (collectively, "Crow Creek") for consideration of approximately $525 million. Crow Creek, a portfolio company of NGP VIII, L.P., owns oil and natural gas reserves in multiple basins across Oklahoma, Texas and Arkansas. The acquisition of Crow Creek is expected to close on or about May 3, 2011, subject to customary closing conditions.

        Our executive offices are located at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002. The telephone number is (281) 408-1200.

 VOTING REQUIREMENTS FOR THE ANNUAL MEETING

Right to Vote and Related Matters

        Only those record holders of our common units at the close of business on April 13, 2011, the record date for the Annual Meeting (subject to the limitations contained in the definition of "Outstanding" and in the Partnership Agreement), are entitled to notice of, and to vote at, the Annual Meeting, or to act with respect to matters as to which the holders of the Outstanding common units have the right to vote or to act. All references in this proxy statement to votes of, or other acts that may be taken by, the Outstanding common units are deemed to be references to the votes or acts of the record holders of such Outstanding common units.

        As of the record date, 89,762,834 of our common units were Outstanding (inclusive of 20,485,539 common units held by the NGP Parties), all of which are entitled to vote at the Annual Meeting, except that common units held by any NGP Party shall not be entitled to vote in connection with the election of the Class I Elected Director.

        Pursuant to the Partnership Agreement, each holder of our Outstanding common units as of the close of business on the record date is entitled to one vote per unit at the Annual Meeting, subject to the exceptions described below. As defined in the Partnership Agreement, "Outstanding" means, with respect to determining who is entitled to vote at the Annual Meeting and the presence or absence of a quorum at the Annual Meeting, all issued and outstanding common units, except for:

  •
  subject to certain exceptions, common units held by a person or group that beneficially owns at least 20% of the Outstanding common units (other than the NGP Parties); and

  •
  with respect to the election of the Class I Elected Director and the determination of the presence or absence of a quorum at an annual meeting of unitholders where Elected Directors are to be elected, common units held by the NGP Parties.

        With respect to common units that are held for a person's account by another person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such common units are registered, such other person must, in exercising the voting rights in respect of such common units on any matter, and unless the arrangement between such persons provides otherwise, vote such common units in favor of, and at the direction of, the person who is the beneficial owner, and the Partnership is entitled to assume it is so acting without further inquiry.

Quorum

        Because our Partnership Agreement excludes common units owned by the NGP Parties from the calculation of a quorum with respect to the election of Elected Directors, we have adopted a bifurcated quorum test. For all matters other than the election of Elected Directors, the holders of a majority of the Outstanding common units on the record date, represented in person or by proxy, will constitute a quorum at the Annual Meeting. In accordance with the Partnership Agreement, any common units owned by any NGP Party shall not be deemed Outstanding for purposes of determining whether or not a quorum is present in connection with the election of Elected Directors. As a result, for the election of Elected Directors, the holders of a majority of the Outstanding common units at the close of business on the record date (excluding the NGP Parties), represented in person or by proxy, will constitute a quorum at the Annual Meeting.

        Proxies received but marked as abstentions will be included in the number of common units considered to be present at the Annual Meeting. Broker non-votes will not be included in the number of common units considered to be present at the Annual Meeting.

        The limited partners present at a duly called or held meeting at which the appropriate quorum is present may continue to transact the relevant business until adjournment, notwithstanding the withdrawal of enough limited partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding common units specified in the Partnership Agreement (including Outstanding common units deemed owned by our General Partner, if any). In the absence of a quorum for a particular item of business, the Annual Meeting may be adjourned with respect to that item of business from time to time by the affirmative vote of holders of at least a majority of the Outstanding common units entitled to vote at the Annual Meeting (including Outstanding common units deemed owned by our General Partner, if any) represented either in person or by proxy, but no other business may be transacted, except such business for which an appropriate quorum is present and as otherwise provided in the Partnership Agreement. In the presence of a quorum for any or all items of business, the Annual Meeting may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding common units entitled to vote at the Annual Meeting (including Outstanding common units deemed owned by our General Partner, if any) represented either in person or by proxy.

Required Vote for the Election of Directors

        Pursuant to the Partnership Agreement, the Elected Directors of the Board are elected by a plurality of the votes cast by the unitholders entitled to vote on the proposal at the Annual Meeting, which excludes the NGP Parties with respect to the election of the Elected Directors. This means that the Class I Elected Director nominee receiving the highest number of affirmative votes at the Annual Meeting will be elected. Because there are no opposing nominees, the Class I Elected Director nominee will be elected if the appropriate quorum is present at the Annual Meeting. Withholding votes will be counted for purposes of determining the presence or absence of a quorum but otherwise will have no effect on the election of a director nominee. Broker non-votes will not be counted for purposes of determining the presence or absence of a quorum and will have no effect on the election of a director nominee. You may not cumulate your votes in the election of Elected Directors.

Required Vote for the Advisory Vote on Executive Compensation

        The proposal seeking an advisory vote on executive compensation will require advisory (non-binding) approval by the holders of a majority of the Outstanding common units entitled to be represented in person or by proxy and vote on the proposal at the Annual Meeting. An abstention has the same effect as voting "against" the proposal. Broker non-votes will not be counted for purposes of determining the presence or absence of a quorum and will have no effect on the proposal.

Required Vote for the Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation

        The proposal seeking an advisory vote on the frequency of holding an advisory vote on executive compensation will require advisory (non-binding) approval by the holders of the Outstanding common units entitled to be represented in person or by proxy and vote on the proposal at the Annual Meeting. An abstention has the same effect as voting "against" the proposal. Broker non-votes will not be counted for purposes of determining the presence or absence of a quorum and will have no effect on the proposal. The Board will consider the alternative that receives the highest number of votes cast by unitholders to be the frequency that has been selected by unitholders.

PROPOSALS PRESENTED FOR UNITHOLDER VOTE

PROPOSAL 1:    ELECTION OF ONE CLASS I ELECTED DIRECTOR TO THE BOARD

General

        The Board is comprised of nine directors. Of those nine directors, (i) five directors are Elected Directors who are elected at an annual meeting of the limited partners upon expiration of the term applicable to each, by Class, (ii) one is the management director (the "Management Director"), which is our Chief Executive Officer, Joseph A. Mills, and (iii) three directors are appointed by Natural Gas Partners (the "NGP Directors").

        Furthermore, the Board, including the Elected Directors, has been divided into three classes: Class I, Class II and Class III. The Elected Director designated in the Limited Liability Company Agreement of G&P to Class I served for an initial term that expires at the Annual Meeting. If elected at the Annual Meeting, the term of the Class I Elected Director will expire at the annual meeting to be held in 2014. The directors designated as Class II Elected Directors are serving for an initial term that expires at the annual meeting to be held in 2012. The directors designated as Class III Elected Directors are serving for an initial term that expires at the annual meeting to be held in 2013. Successors to the class of Elected Directors whose term expires at an annual meeting will be elected for a three-year term, or until their successors are duly elected and qualified.

        The Class I Elected Director whose term expires at the Annual Meeting is William K. White. The Board recommends the approval of the election of Mr. White to serve as Class I Elected Director for a term of three years, until the Partnership's annual meeting in 2014, or until his successor is duly elected and qualified. Certain individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are described below in each director's biographical information, which is located under "Board of Directors and Executive Officers."

        The other two Class I directors are Joseph A. Mills, the Management Director, and Kenneth A. Hersh, who currently serves as the Class I NGP Director. Mr. Hersh's term expires at the Annual Meeting. The Partnership Agreement provides that the NGP Parties have the ability to appoint a person to fill the expiring seat of the Class I NGP Appointed Director (as such term is defined in the Partnership Agreement) at the Annual Meeting. The NGP Parties may reappoint Mr. Hersh, or they may appoint another individual of their choosing at the Annual Meeting.

        Unless otherwise indicated, the persons named as proxies in the enclosed proxy card will vote FOR the Class I Elected Director nominee listed above. We did not pay any third-party fees to assist in the process of identifying or evaluating Class I Elected Director candidates, nor did we receive a recommended Class I Elected Director nominee from any unitholder. In addition, the deadline for unitholder nominations has passed. Although we have no reason to believe that the nominee will be unable to serve if elected, should the nominee become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other person as may be nominated by the Board.

        Unitholders may not cumulate their votes in the election of Elected Directors.

Recommendation of the Board

THE BOARD RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE CLASS I ELECTED
DIRECTOR NOMINEE LISTED ABOVE.

PROPOSAL 2:    ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

        The Board recognizes that executive compensation is an important matter for our unitholders. As described in detail in the "Compensation Discussion and Analysis" ("CD&A") section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executive officers based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our unitholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and unitholder interests and concerns. Please refer to the "2010 Compensation Program Highlights" section of our CD&A, which discusses the key compensation decisions we made during 2010 in furtherance of our compensation philosophy and policies.

        As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our unitholders and that the total compensation package provided to the named executive officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the "Compensation of Directors and Executive Officers" section of this proxy statement.

        Congress has recently enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), which requires a non-binding advisory "Say on Pay" vote and gives our unitholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement. We welcome the opportunity to hear from our unitholders through this vote.

        As an advisory vote, Proposal 2 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our unitholders, and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the named executive officers' compensation as disclosed in this proxy statement, we will consider our unitholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Text of the Resolution to be Adopted

        We are asking unitholders to vote "FOR" the following resolution:

        RESOLVED, that the unitholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in the Proxy Statement for Eagle Rock Energy Partners, L.P.'s 2011 Annual Meeting of Unitholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

Recommendation of the Board

THE BOARD RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE APPROVAL OF THE
COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY
STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES
AND EXCHANGE COMMISSION.

PROPOSAL 3:    ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

  Introduction

        The Dodd-Frank Act enables our unitholders to indicate how frequently we should seek an advisory vote on the compensation of the named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as Proposal 2 included in this proxy statement. By voting on this Proposal 3, unitholders may indicate whether the advisory vote on executive compensation should occur every year, every two years or every three years. After careful consideration of this Proposal 3, the Board has determined that an advisory vote on executive compensation that occurs every year (an annual vote) is the most appropriate alternative for the Partnership, and therefore the Board recommends that you support a frequency period of every year for the advisory vote on executive compensation.

        Setting a one year period for holding this unitholder vote will enhance unitholder communication by providing a clear, simple means for us to obtain information on investor sentiment about our executive compensation philosophy, policies and practices. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our unitholders and recognize the importance of receiving regular input from our unitholders on important issues such as our executive compensation.

        The vote with regard to Proposal 3 will determine the schedule on which future Say on Pay proposals like Proposal 2 are presented to unitholders.

Text of the Resolution to be Adopted

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

        "RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the unitholders' preferred frequency with which Eagle Rock Energy Partners, L.P. should hold a unitholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure)."

Recommendation of the Board

THE BOARD RECOMMENDS THAT UNITHOLDERS VOTE FOR A FREQUENCY OF "ONE YEAR"
FOR FUTURE NON-BINDING UNITHOLDER VOTES ON COMPENSATION OF THE NAMED
EXECUTIVE OFFICERS.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        As with most publicly-traded limited partnerships, we do not have a board of directors or employees, but instead the General Partner manages our operations and activities on our behalf. Because the General Partner is a limited partnership, its general partner, G&P, makes all determinations on behalf of the General Partner, including determinations related to the conduct of our business and operations. As a result, the executive officers of G&P, under the direction of the Board, make all decisions on behalf of the General Partner with respect to the conduct of our business and operations.

        The following table shows information for the executive officers and the members of the Board. Executive officers are not appointed for a specific term and instead serve at the discretion of the Board in their respective offices until they resign or their employment is terminated and they are removed by the Board. Directors (other than the Management Director (as defined in the Partnership Agreement)) generally are elected or appointed, as applicable, to three-year terms, or until their successors are duly elected and qualified. The Class I Elected Director served for an initial term that expires at the Annual Meeting. If re-elected, the term of the Class I Elected Director (nominee William K. White) will expire at the annual meeting to be held in 2014. The directors designated as Class II Elected Directors are serving for an initial term that expires at the annual meeting to be held in 2012. The directors designated as Class III Elected Directors are serving for an initial term that expires at the annual meeting to be held in 2013. Successors to the class of Elected Directors whose term expires at an annual meeting will be elected for a three-year term, or until their successors are duly elected and qualified.

        There are no family relationships among any of the directors or executive officers of G&P.

Name	Age	Position with our General Partner
Joseph A. Mills	51	Chairman and Chief Executive Officer, Class I Management Director
Jeffrey P. Wood	40	Senior Vice President, Chief Financial Officer and Treasurer
Charles C. Boettcher	37	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Steven G. Hendrickson	49	Senior Vice President, Technical Evaluations
L. Patrick Giroir, Jr.	49	Senior Vice President, Midstream Business
Joseph E. Schimelpfening	49	Senior Vice President, Upstream Business
Kenneth A. Hersh	48	Class I Appointed Director
William K. White*†	69	Class I Elected Director
William J. Quinn	40	Class II Appointed Director
William A. Smith†	66	Class II Elected Director
Herbert C. Williamson, III†	62	Class II Elected Director
Peggy A. Heeg†	51	Class III Elected Director
Philip B. Smith†	59	Class III Elected Director
John A. Weinzierl	42	Class III Appointed Director

*
Standing for re-election to the Board.

†
Independent directors.

Executive Officers of G&P

        Joseph A. Mills was elected Chairman of the Board of Directors and Chief Executive Officer of Eagle Rock Energy G&P, LLC in May 2007. Additionally, Mr. Mills has served since April 19, 2006, and will continue to serve for the foreseeable future, as Chief Executive Officer and as a manager of Montierra Management LLC, which is the general partner of Montierra Minerals & Production, LP. From September 2003 to January 2006, Mr. Mills was the Senior Vice President of Operations for Black Stone Minerals Company, LP, a privately held company. From March 2001 to August 2003, Mr. Mills was a Senior Vice President of El Paso Production Company, a wholly-owned subsidiary of El Paso Corporation. Prior to joining El Paso, Mr. Mills held various executive and senior-level management positions with Sonat Exploration Company.

        The Board believes that Mr. Mills brings operational, managerial and strategic expertise to the Board and the Partnership. Mr. Mills' experience as Chief Executive Officer of Montierra Minerals & Production, L.P. (which we acquired in 2007), that focused on the stable cash-flow business of minerals, royalties and non-operated working interests, specifically benefits the Board and the Partnership as we strive to achieve one of our primary objectives of stable distribution of cash to our unitholders. In addition, his executive and operational expertise, transactional background and business development experience with El Paso Corporation and Sonat Exploration Company is a valuable resource in leading our midstream and upstream operations, growth strategy and the management of our employees. Collectively, these experiences provide invaluable guidance in the operational aspects of the Partnership and the management and leadership of the Board, senior management and the Partnership.

        Jeffrey P. Wood was elected Senior Vice President and Chief Financial Officer of Eagle Rock Energy G&P, LLC in January 2009. On March 11, 2009, Mr. Wood was appointed Treasurer of Eagle Rock Energy G&P, LLC. From August 2006 to December 2008, Mr. Wood was a senior vice president and portfolio manager in the private equity division of Lehman Brothers Holdings, Inc. From July 2001 through August 2006, Mr. Wood worked for Lehman Brothers in its natural resources investment banking practice. Mr. Wood's primary focus area during his tenure at Lehman Brothers was the energy industry and specifically the master limited partnership sector.

        Charles C. Boettcher was elected Senior Vice President, General Counsel and Secretary of Eagle Rock Energy G&P, LLC in August 2007. Additionally, Mr. Boettcher serves as the Chief Compliance Officer. Prior to joining Eagle Rock, Mr. Boettcher was a partner in the law firm of Thompson & Knight, LLP. During his eight years at Thompson & Knight, Mr. Boettcher practiced law in the Corporate and Securities department and focused his practice on private equity and mergers and acquisitions in the oil and gas industry, as well as securities compliance and disclosure for public companies.

        Steven G. Hendrickson was elected Senior Vice President of Technical Evaluations of Eagle Rock Energy G&P, LLC in May 2007. From May 2006 to May 2007, Mr. Hendrickson was Vice President of Engineering for Montierra Minerals & Production, L.P. From April 2005 to May 2006, he was in private engineering practice. From March 1999 to April 2005, Mr. Hendrickson was Director of Reservoir Engineering and held other various management positions with El Paso Corporation. Mr. Hendrickson is a licensed Petroleum Engineer in the State of Texas.

        L. Patrick Giroir, Jr. was elected Senior Vice President, Midstream Business of Eagle Rock Energy G&P, LLC in September 2010. From May 2008 to June 2010, Mr. Giroir served as Executive Vice President and Chief Commercial Officer for Regency Energy Partners, LP, where his primary responsibilities included gas supply marketing, natural gas and natural gas liquids marketing, business development, system planning, operations control, scheduling and nominations. From October 2003 to May 2008, Mr. Giroir held various positions with CenterPoint Energy Pipeline Group, including his last position as Vice President, Development, Origination and System Planning-Interstate Pipelines. From 1999 to 2003, Mr. Giroir held a number of positions with El Paso Corporation.

        Joseph E. Schimelpfening was elected Senior Vice President, Upstream and Minerals Business of Eagle Rock Energy G&P, LLC in October 2008. Mr. Schimelpfening's title changed to Senior Vice President, Upstream Business in May 2010 following the sale of our Minerals Business. From May 2007 to October 2008, Mr. Schimelpfening served as Senior Vice President of E&P Operations and Development. From May 2006 to May 2007, Mr. Schimelpfening was Vice President of Operations and Development for Montierra Minerals & Production, L.P. From May 2005 until May 2006, Mr. Schimelpfening was Division Operations Manager for El Paso Corporation. Mr. Schimelpfening is a licensed engineer in Texas.

Directors of G&P

        The Board believes that each of our directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most reputable organizations in the world. The Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. The Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to the Board.

        Described on the following pages are the principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve on the Board.

        Kenneth A. Hersh was elected Director of Eagle Rock Energy G&P, LLC in March 2006. Mr. Hersh served as a director of Eagle Rock Pipeline, L.P. from December 2005 to March 2006 and Eagle Rock Energy, Inc. from December 2003 through December 2005. Mr. Hersh is the Chief Executive Officer of NGP Energy Capital Management and is a managing partner of the Natural Gas Partners private equity funds and has served in those or similar capacities since 1989. He currently serves as a director of NGP Capital Resources Company, a business development company that focuses on the energy industry, and Resolute Energy Corporation, a publicly traded independent oil and gas company. Mr. Hersh served as a director of Energy Transfer Partners, L.L.C., the indirect general partner of Energy Transfer Partners, L.P., a natural gas gathering and processing and transportation and storage and retail propane company, from February 2004 through December 2009, and served as a director of LE GP, LLC, the general partner of Energy Transfer Equity, L.P., from October 2002 through December 2009.

        The Board believes that Mr. Hersh brings extensive knowledge to the Board and the Partnership through his experiences in the energy industry as an investor, involvement in complex energy-related transactions and his position as chief executive officer of NGP and co-manager of NGP's investment portfolio. Mr. Hersh also brings a wealth of industry-specific transactional skills, entrepreneurial ideas and a personal network of public and private capital sources that has brought, and the Board believes will continue to bring, us opportunities that we may not otherwise have.

        William K. White was elected Director of Eagle Rock Energy G&P, LLC in October 2006 and serves as Chairman of the Audit Committee. Mr. White also serves as the audit committee financial expert. Mr. White is President of Amado Energy Management, LLC, a private, wholly-owned LLC, a position he has held since December 2002. From May 2005 to September 2007, he served as an independent director and member of the audit and compensation committees of the board of directors of Teton Energy Corporation. From July 2008 through December 2008, Mr. White served as independent director, audit committee Chairman and member of the compensation committee of CRC-Evans International, Inc., an affiliate of a portfolio company of Natural Gas Partners. From

September 1996 to November 2002, Mr. White was Vice President, Finance and Administration and Chief Financial Officer for Pure Resources, Inc. (a predecessor of which, Titan Exploration, Inc., was a Natural Gas Partners portfolio company until 1999).

        The Board believes that Mr. White brings substantial experience to the Board and the Partnership through his extensive work in public and private equity and debt placements, administrative and operational restructuring, debt renegotiations and mergers and asset acquisitions. Mr. White has served in many capacities with several energy companies including positions as: (1) chief financial officer of three publicly-traded energy companies, (2) a member of the board of directors of both private and public companies, (3) chairman of audit committees and (4) a member of compensation committees. The Board believes that Mr. White's commercial banking and mezzanine finance background, expertise in finance-related activities, thorough understanding of audit and accounting-related matters and experience with numerous energy companies as a senior financial officer in both the private and public sectors provides significant insight, value and perspective to the Board, our Audit Committee (as chairman and designated "financial expert") and the Partnership.

        William J. Quinn was elected Director of Eagle Rock Energy G&P, LLC in March 2006. Mr. Quinn previously served as Chairman of the Board from January 2007 to May 2007. Mr. Quinn served as a member of the Compensation Committee from March 2006 to February 2010, and served as chairman of the Compensation Committee from March 2006 to February 2008. Mr. Quinn served as a director of Eagle Rock Pipeline, L.P. from December 2005 to March 2006 and Eagle Rock Energy, Inc. from December 2003 through December 2005. Mr. Quinn is the Executive Vice President of NGP Energy Capital Management and is a managing partner of the Natural Gas Partners private equity funds and has served in those or similar capacities since 1998. He currently serves on the investment committee of NGP Capital Resources Company, a business development company that focuses on the energy industry and as a director of Resolute Energy Corporation, a publicly traded independent oil and gas company.

        The Board believes that Mr. Quinn brings skills to the Board and the Partnership with his understanding and experiences in the energy industry and specifically with respect to his abilities in analysis of transactions and investment opportunities. Mr. Quinn has served in various capacities in the energy industry including presently as co-manager of NGP's investment portfolio. In this role, Mr. Quinn is active in NGP's investment process and oversees the ongoing development of proprietary transaction and analysis tools. The analytical skills that Mr. Quinn has developed through his career provide the Board and the Partnership a valuable resource as we evaluate transactions, investment opportunities and other strategies.

        William A. Smith was elected Director of Eagle Rock Energy G&P, LLC in September 2007 and has served as chairman of the Compensation Committee since February 2008 and as a member of the Audit Committee and the Conflicts Committee since September 2007. Mr. Smith has served as the Board's Lead Director since February 2011. Mr. Smith is managing director and partner in Galway Group, L.P., a position he has held since August 2002. From October 1999 to June 2002, Mr. Smith was executive vice president of El Paso Corporation. Prior to the merger of Sonat Inc. with El Paso Corporation in 1999, Mr. Smith was executive vice president and general counsel of Sonat. Mr. Smith previously served as a member of the Board of Directors of Maritrans, Inc. until 2006 and currently serves as a member of the Board of Directors and audit committee of the Board of Directors of El Paso Pipeline GP Company, LLC, the general partner of El Paso Pipeline Partners, L.P.

        The Board believes that Mr. Smith brings legal and business expertise to the Board and the Partnership through his experiences as general counsel and executive of Sonat, Inc. and his executive positions at El Paso Corporation and other energy companies. Through his work in the energy industry, Mr. Smith has also become an expert in the liquefied natural gas ("LNG") markets which the Board utilizes as it considers the impact LNG could have on natural gas and the Partnership. Mr. Smith also has significant experience serving as a board member of other domestic as well as international energy companies. The Board believes Mr. Smith's industry experience as an executive, board member and attorney provides an important skill set and perspective to the Board.

        Herbert C. Williamson, III was elected Director of Eagle Rock Energy G&P, LLC in July 2010. He has served as the Chairman of the Conflicts Committee since December 2010 and as a member of the Compensation Committee and Nominating & Governance Committee since October 2010. Mr. Williamson currently serves as a director of Merlon Petroleum Company and Toreador Resources Corp. and previously served as a director of Petrohawk Corp. from 2005 through 2007 and Westside Energy Corp. from 2004 through 2007. Prior to 2001, Mr. Williamson held various positions with energy companies and investment banks including Petrie Parkman & Co., Merlon Petroleum Company, Seven Seas Petroleum Company and Credit Suisse First Boston Corporation.

        The Board believes that Mr. Williamson brings extensive energy and investment banking knowledge to the Board and the Partnership through his experiences with various energy companies and investment banking firms. Mr. Williamson has been involved in numerous complex energy-related acquisitions, divestitures, mergers and financing transactions. These experiences combined with Mr. Williamson's board service provide over 30 years of experience to the Board and the Partnership, which the Board believes will be particularly helpful in evaluating prospective growth and financing opportunities.

        Peggy A. Heeg was elected Director of Eagle Rock Energy G&P, LLC in July 2010. She has served as a member of the Conflicts Committee since December 2010, as the Chairman of the Nominating & Governance Committee since October 2010, and as a member of the Audit Committee since October 2010. Ms. Heeg has been a partner at Fulbright & Jaworski L.L.P., an international law firm, since 2004, co-chair of Fulbright's Corporate Governance Practice Group, a member of Fulbright's Energy Practice group and a member of Fulbright's Executive Committee. Prior to 2004, Ms. Heeg held various positions at El Paso Corporation including serving as Executive Vice President and General Counsel from 2001 through 2003. Ms. Heeg served as attorney and advisor at the Federal Energy Regulatory Commission prior to her time at El Paso.

        The Board believes that Ms. Heeg brings business, management, legal, regulatory and corporate governance expertise specific to the energy industry to the Board and Partnership through her experiences as an executive officer of El Paso Corporation, as a partner and member of management at Fulbright and through her experience at the Federal Energy Regulatory Commission. The Board believes Ms. Heeg's knowledge of energy regulation and corporate governance provides an important resource to the Board.

        Philip B. Smith was elected Director of Eagle Rock Energy G&P, LLC in October 2006 and has served as a member of the Nominating & Governance Committee since October 2010. Mr. Smith previously served on the Compensation Committee until October 2010. Since April 2002, Mr. Smith has been administering estates and managing private investments. From January 1999 until March 2002, Mr. Smith was Chief Executive Officer and Chairman of the Board of Directors of Prize Energy Corp. From 1996 until 1999, Mr. Smith served as a director of HS Resources, Inc. and of Pioneer Natural Resources Company and its predecessor, MESA, Inc.

        The Board believes that Mr. Smith brings a valuable engineering and analytical perspective to the Board and the Partnership through his engineering background and business knowledge. He has served as a director and chief executive officer of several energy companies and brings those experiences and insight to the Board as it oversees the conduct of the Partnership. The Board believes Mr. Smith's entrepreneurial abilities, combined with his practical experiences as an executive officer and director, have engendered resourceful ideas in furthering the strategies of the Partnership.

        John A. Weinzierl was elected Director of Eagle Rock Energy G&P, LLC in March 2006, and Mr. Weinzierl was elected to serve on the Compensation Committee in February 2010. Mr. Weinzierl

served as a director of Eagle Rock Pipeline, L.P. from December 2005 to March 2006 and Eagle Rock Energy, Inc. from December 2003 through December 2005. Mr. Weinzierl is a managing director of the Natural Gas Partners private equity funds and has served in that capacity since 2005. Upon joining Natural Gas Partners in 1999, Mr. Weinzierl served as a senior associate until 2000 and as a principal until he became a managing director in December 2004. He presently serves as a director for several of Natural Gas Partners' private portfolio companies.

        The Board believes Mr. Weinzierl's degree and experience in petroleum engineering, as well as his MBA and business expertise, brings valuable industry and analytical knowledge to the Board and the Partnership. Mr. Weinzierl honed these skills in part with his work in transaction underwriting and risk assessment. As managing director of NGP, he focuses on transaction analysis for NGP's oil and gas producing companies—knowledge that is utilized at the Board level in reviewing investment opportunities. The Board also employs Mr. Weinzierl's expertise in exploration and production activities as it evaluates opportunities in the Partnership's upstream business.

GOVERNANCE MATTERS

General Background

        Under our Partnership Agreement, the General Partner has full power and authority to do all things, other than those items that require unitholder approval or with respect to which our general partner has sought Conflicts Committee approval, on such terms as it determines to be necessary or appropriate to conduct our business. Our Partnership Agreement provides that the General Partner, to the fullest extent permitted by law, shall be free of any fiduciary duty or obligation to us or to the unitholders. However, in accordance with our Partnership Agreement, the General Partner typically must act in "good faith" when making decisions on behalf of the Partnership, and our Partnership Agreement further provides that in order for a determination by the General Partner to be made in "good faith," the General Partner must believe that the determination is in the best interests of the Partnership.

        Because the General Partner is a limited partnership, its general partner, G&P, makes all determinations on behalf of the General Partner, including determinations related to the conduct of our business and operations. As a result, the executive officers of G&P, under the direction of the Board, make all decisions on behalf of the General Partner with respect to the conduct of our business and operations. Unitholders are not entitled to directly or indirectly participate in our management or operation. The General Partner may be removed by the unitholders, subject to the satisfaction of various conditions which will be difficult to meet.

        The Partnership Agreement provides that an annual meeting of the limited partners for the election of certain directors to the Board will be held each year or at such other date and time as may be fixed from time to time by the General Partner. At each annual meeting, the limited partners entitled to vote thereon will vote as a single class for the election of certain directors to the Board, and the limited partners entitled to vote thereon will elect by a plurality of the votes cast at such meeting persons to serve on the Board who are nominated in accordance with the provisions of the Partnership Agreement. The Annual Meeting is our first annual meeting of limited partners. At the Annual Meeting, the limited partners entitled to vote thereon, which excludes the NGP Parties, will vote together as a single class for the election of the Class I Elected Director nominee.

Our Governance Practices

        We are committed to sound corporate governance principles. To evidence this commitment, the Board has adopted charters for its committees (as described in more detail below), Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Code of Ethics for the Chief Executive Officer and the Chief Financial Officer, Controllers and all other senior financial and accounting officers (the "Financial Code of Ethics"). These documents provide the framework for our corporate governance. A complete copy of the current version of each of these documents is available on our website at http://www.eaglerockenergy.com or in print, free of charge, to any unitholder who requests it by contacting us by mail at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002 or by telephone at (281) 408-1200, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

The Board

  Board Composition

        The Board currently has a total of nine members:

  •
  five directors elected by our common unitholders other than the NGP Parties (the "Elected Directors"), three of whom must be independent;

  •
  one management director (the "Management Director"), who currently is our Chief Executive Officer, Joseph A. Mills; and

  •
  three directors appointed by the NGP Parties (the "NGP Directors").

        An Elected Director may be removed only for cause upon the vote of a majority of other Elected Directors. An NGP Director may be removed at any time by the NGP Parties or for cause by a majority of the remaining directors. In addition, if at any time the NGP Parties' ownership interest in our outstanding common units falls below 20% or 10%, Natural Gas Partners will only have the right to appoint two or one NGP Directors, respectively. If the NGP Parties' ownership interest in our outstanding common units falls below 5%, then all of our directors will be elected by our common unitholders. Any director seats that the NGP Parties lose the right to appoint become part of the Elected Director seats in the same Class as specified currently, with the NGP Parties choosing which seat or seats to relinquish.

        At present, the directors and the Class in which each such director is a member and whether the director is appointed or elected are as follows:

Class I	Class II	Class III
Kenneth A. Hersh (NGP)	William J. Quinn (NGP)	Peggy A. Heeg (Elected)
Joseph A. Mills (Management)	William A. Smith (Elected)	Philip B. Smith (Elected)
William K. White (Elected)	Herbert C. Williamson, III (Elected)	John A. Weinzierl (NGP)

        Joseph A. Mills, as Chief Executive Officer of G&P, is the Management Director (as such term is defined in the Partnership Agreement) and is automatically a member of the Board. The Partnership Agreement provides that the NGP Parties have the ability to appoint a person to fill the expiring seat of the Class I NGP Appointed Director (as such term is defined in the Partnership Agreement) at the Annual Meeting. Kenneth A. Hersh currently serves as the Class I NGP Appointed Directors (as such term is defined in the Partnership Agreement), and his term expires at the Annual Meeting. The NGP Parties may reappoint Mr. Hersh, or they may appoint another individual of their choosing at the Annual Meeting.

  Board Leadership

        As set forth in our Corporate Governance Guidelines, we periodically evaluate our governance structure and select the Chair of the Board based on an evaluation of the interests of the Partnership and its unitholders. We do not currently have a policy as to whether the positions of Chairman of the Board and Chief Executive Officer should be combined. Rather, we select the Chairman of the Board based on the circumstances facing the Partnership, an evaluation of the strengths of the Board and its directors and the strength of the Partnership's overall governance structure.

        Joseph A. Mills has served as our Chairman of the Board and Chief Executive Officer of G&P since joining Eagle Rock in 2007. We currently believe that maintaining this combined role remains in the best interest of the Partnership and its unitholders. Several factors have led to this determination. First, Mr. Mills' in-depth knowledge of, and experience in, our business, history, structure and organization facilitates timely communications between management and the Board. Second, Mr. Mills has proven to be an integral bridge between the Board and management by encouraging direct and open discussion between management and the Board. Third, maintaining the combined Chairman and Chief Executive Officer positions contributes to a consistent strategy and direction for the Partnership and the investing public by alleviating potential ambiguities in the decision-making process.

        In addition, the Board has appointed an independent Lead Director to act as a liaison between the independent board members and management. The Lead Director provides input to the Chairman in establishing the Board's agenda, presides over meetings of the independent directors, and can call meetings of the independent directors. William A. Smith currently serves as the Lead Director of our Board.

  Director Independence

        Even though most companies with securities listed on The NASDAQ Stock Market LLC are required to have a majority of independent directors serving on the Board, The NASDAQ Stock Market LLC does not require a listed limited partnership like us to have a majority of independent directors on the Board. However, at present, we have a majority of independent directors even though we are not required to do so. The Board has determined that Messrs. William K. White, William A. Smith, Herbert C. Williamson and Philip B. Smith and Ms. Peggy A. Heeg each meet the independence standards established by The NASDAQ Stock Market LLC.

  Attendance at Board and Committee Meetings

        During 2010, the Board held 10 meetings. Each individual serving as a director during such period attended at least 75% of the meetings of our Board. Each Board committee member attended at least 75% of the meetings held by the Board committees on which he or she served during the fiscal year. Ms. Heeg and Mr. Williamson each attended all meetings of our Board and Board committees during 2010 following their appointment to the Board on July 30, 2010 and to their respective committees on October 14, 2010.

  Executive Sessions

        Non-management directors periodically meet in executive session in connection with regular meetings of the Board or at regular meetings of Board committees.

  Director Attendance at Annual Meetings of Limited Partners

        Board members are encouraged to attend the annual meetings of limited partners. The Annual Meeting is our first annual meeting of limited partners.

  Role in Risk Oversight

        The Board, through its Audit, Compensation and Conflicts Committees oversees the Partnership's risk management function. The Audit Committee is primarily responsible for the oversight of: (1) the integrity of our financial statements and internal controls, (2) our compliance with legal and regulatory requirements, (3) our independent auditor's qualifications, independence and performance of our internal audit function, and (4) matters related to our hedging activities, litigation/disputes and environmental issues. The Audit Committee reviews with our management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Compensation Committee is primarily responsible for matters related to compensation of our directors and officers as well as oversight of administration of the Partnership's 401k plan. The Conflicts Committee is primarily responsible for resolving any potential conflicts of interest between us and certain of our affiliates that the Board tasks the Conflicts Committee to resolve.

        Management has established an Enterprise Risk Committee, which is comprised of our Chief Executive Officer and members of senior management. The Enterprise Risk Committee identifies, monitors and establishes risk mitigation mechanisms across the Partnership. The Enterprise Risk Committee reports directly to: the Board's Audit Committee with respect to matters arising from the Risk Management, Environmental, Health and Safety ("EH&S"), Data Management, Information Technology, Internal Audit and Disclosure Committees, and the Compensation Committee with respect to matters from the Human Resources Committee. Certain of the executive officers who are members of the Enterprise Risk Committee, including the Chief Executive Officer, Chief Financial Officer and General Counsel, in turn, report material information to the Board and the Board committees. Through regular interaction and meetings with senior management, the Board and management discuss risk tolerance, potential risks and risk mitigation measures.

        The Enterprise Risk Committee receives regular reports from several risk committees within the Partnership. These committees are comprised primarily of members of senior and mid-level management that have responsibility for assessing, monitoring and implementing risk mitigation measures under the direction of the Board and senior management. The management committees have a number of responsibilities, including risk oversight of the different functional areas of the Partnership. At this time, the primary management committees responsible for risk oversight are:

  •
  Risk Management—standing committee that monitors and mitigates our hedging, our counterparties' credit risk and our other finance-related activities;

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  Regulatory—ad-hoc committee that monitors proposed or pending rules and regulations that may impact us and our business;

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  EH&S—standing committee that monitors and mitigates risks associated with our employees/contractors, our property and the environment;

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  Disclosure—standing committee that monitors and controls disclosures made in our public securities filings;

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  Information Technology—standing committee that oversees information technology infrastructure procurement, implementation and integration;

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  Data Management—standing committee that oversees the implementation and administration of data management policies and procedures; and

  •
  Human Resources—standing committee that monitors employee benefit plans, policies and practices and mitigates risks associated therewith, including through oversight of our 401k investment committee.

        To facilitate the flow of information between the Partnership and the Board and its committees, the Board has unfettered access to the members of our management committees and our employees. We believe the interaction among the Board, the Board committees, our Chief Executive Officer/Chairman and management committees provides for continuous and open lines of communication regarding, and oversight of, the various areas of risk that may affect us. The combination of the open lines of communication among the Board, Board committees and management committees and the fact that our Chief Executive Officer also serves as Chairman of the Board allows the Board to understand and address our material risks in a manner that effectively fulfills the Board's risk oversight function.

  Unitholder Communications with the Board

        Interested parties can communicate directly with non-management directors by mail in care of the Secretary, Eagle Rock Energy G&P, LLC, 1415 Louisiana Street, Suite 2700, Houston, Texas 77002.

Committees of the Board

        The Board has four standing committees: the Audit Committee, the Compensation Committee, the Conflicts Committee and the Nominating & Governance Committee (collectively, the "Committees"). The Board, in its business judgment, has determined that each of the Audit, Conflicts and Nominating & Governance Committees is comprised entirely of independent directors as currently required under the listing standards of The NASDAQ Stock Market LLC and applicable rules and requirements of the SEC. The Compensation Committee is not required to be comprised entirely of independent directors. Each committee is governed by a written charter approved by the Board, which is available on our website at http://www.eaglerockenergy.com.

  Audit Committee

        Pursuant to its charter, the primary purpose of the Audit Committee is to represent and assist the Board in its oversight of:

  •
  the integrity of our financial statements and internal controls;

  •
  our compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of our internal audit function and independent auditors.

        During the fiscal year ended December 31, 2010, the Audit Committee held nine meetings. The Audit Committee currently consists of William K. White (Chairman), William A. Smith and Peggy A. Heeg. The Board has determined that all members of the Audit Committee are independent as that term is defined under the listing standards of The NASDAQ Stock Market LLC and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board also has determined that each member of the Audit Committee is financially literate and that Mr. White has the necessary accounting and financial expertise to serve as chairman. Further, the Board has determined that Mr. White is an "audit committee financial expert" following a determination that he met the criteria for such designation under the SEC's rules and regulations. For information regarding Mr. White's business experience, see "Board of Directors and Executive Officers."

        The report of the Audit Committee appears under the heading "Audit Committee Report" below.

  Compensation Committee

        Pursuant to its charter, the primary purpose of the Compensation Committee is to discharge the Board's responsibilities relating to compensation of the directors and officers of G&P. The Compensation Committee has overall responsibility for approving and evaluating our director and executive officer compensation plans, policies and programs. When applicable, the Compensation Committee is also responsible for producing a report on executive officer compensation for inclusion in the Company's proxy statement.

        During the fiscal year ended December 31, 2010, the Compensation Committee held six meetings. The Compensation Committee currently consists of William A. Smith (Chairman), John A. Weinzierl and Herbert C. Williamson, III.

        The report of the Compensation Committee appears under the heading "Compensation Committee Report" below.

  Conflicts Committee

        Pursuant to its charter, the primary purpose of the Conflicts Committee is to carry out the duties as set forth in the Partnership Agreement and the Third Amended and Restated Limited Liability Company Agreement of G&P and the other duties delegated to the Conflicts Committee by the Board that relate to conflicts of interest between us, on the one hand, and our affiliates, including the NGP Parties, on the other hand.

        During the fiscal year ended December 31, 2010, the Conflicts Committee held 25 meetings. The Conflicts Committee currently consists of Herbert C. Williamson, III (Chairman), William A. Smith and Peggy A. Heeg.

  Nominating & Governance Committee

        Pursuant to its charter, the Nominating & Governance Committee has responsibility to:

  •
  advise the Board and make recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices;

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  recommend to the Elected Directors criteria for the selection of individuals to be considered as nominees for Elected Directors for election at the annual meetings of unitholders or for appointment to fill vacancies on the Board;

  •
  identify, evaluate and make recommendations to the Elected Directors of individuals to be nominated as Elected Directors for election at the annual meetings of unitholders or for appointment to fill vacancies on the Board;

  •
  advise the Board about the appropriate composition of the Board and its committees;

  •
  lead the Board in the annual performance review of the Board and its committees;

  •
  review our succession plans for our Chief Executive Officer with the Board; and

  •
  perform such other functions as the Board may assign to the Committee from time to time.

        The Nominating & Governance Committee was established on October 27, 2010, but it did not hold any meetings during the fiscal year ended December 31, 2010. The Nominating & Governance Committee currently consists of Peggy A. Heeg (Chairman), Philip B. Smith and Herbert C. Williamson, III.

Board Nomination Process

        Nominations of persons for election to the Board as Elected Directors may be made at an annual meeting of the limited partners only (1) by or at the direction of a majority of the Elected Directors on the Board or (2) by a limited partner who was a record holder of at least 10% of the Outstanding Units at the time the notice provided for in the Partnership Agreement is delivered to the General Partner, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the Partnership Agreement, which are described in more detail below.

Nomination of Director Candidates by Unitholders

        Our Partnership Agreement provides that our common unitholders not affiliated with the NGP Parties are entitled to elect five of our nine directors. Nominations of directors for election to the Board as Elected Directors may be made at any annual meeting by any unitholder of record of at least 10% of Outstanding common units at the time of giving notice; provided that they comply with the requirements described below and in the section of this proxy statement entitled "Proposals for the Next Annual Meeting." While we do not have a policy that specifically addresses the consideration of director candidates recommended by unitholders, there would be no differences in the manner and criteria by which the Nominating & Governance Committee and the Board evaluate director candidates recommended by unitholders and those recommended by other sources.

        For any nominations brought before an annual meeting by a unitholder, the unitholder must give timely notice thereof in writing to our General Partner. The notice must contain certain information as described in the Partnership Agreement. To be timely, a unitholder's notice must be delivered to our General Partner not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 135th calendar day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the unitholder must be so delivered not earlier than the close of business on the 135th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Partnership or our General Partner).

        Only such persons who are nominated in accordance with the procedures set forth in the Partnership Agreement will be eligible to be elected at an annual meeting of limited partners to serve as Elected Directors. Notwithstanding the foregoing, unless otherwise required by law, if the unitholder (or a qualified representative of the unitholder) does not intend to appear at the annual meeting of limited partners to present a nomination, such nomination will be disregarded notwithstanding that proxies in respect of such vote may have been received by our General Partner or the Partnership.

        In addition to the provisions described above and in the Partnership Agreement, a unitholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder; provided however, that any references in the Partnership Agreement to the Exchange Act or the rules promulgated thereunder are not intended to and do not limit any requirements applicable to nominations pursuant to the Partnership Agreement, and compliance with the Partnership Agreement is the exclusive means for a limited partner to make nominations.

Consideration of Diversity

        Our Nominating & Governance Committee is responsible for identifying and recommending to the Board qualified individuals to be nominated to serve on the Board. The Board's objective is to select individuals that have a demonstrated record of integrity, sound business judgment, leadership, objectivity, independence of mind, and commitment. In selecting potential Board candidates, the Board considers, among other things, its obligations under Company agreements, diversity of background, diversity of experience, the existing skill-set of the Board and the needs of the Company. We discuss our directors' qualifications and characteristics in "Directors of G&P" above.

        Our Nominating & Governance Committee factors the effectiveness of our diversity policy into its annual evaluation of our Board and its committees. Part of this review focuses on whether or not the Board includes the appropriate skills and characteristics that reflect a diverse, effective board. We believe that the evaluation program has been designed such that any diversity-related deficiencies would be identified as part of the process. We believe that an absence of such deficiencies can be correlated with the success of our diversity policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended December 31, 2010, the Compensation Committee included the following directors at certain times: William A. Smith, Philip B. Smith, William J. Quinn, John A. Weinzierl and Herbert C. Williamson, III. Messrs. Quinn and Weinzierl are affiliates of certain of the NGP Parties. For additional disclosure on relationships of NGP to us, see "Certain Relationships and Related Transactions." None of the members of the Compensation Committee was an officer or employee of us or had a relationship requiring disclosure. No executive officer of G&P served as a member of the Compensation Committee or as a director of any entity where an executive officer of such entity is a member of the Board or the Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the directors and certain officers of G&P, and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5 with the SEC.

        Based solely on our review of the reporting forms and written representations provided to us from the persons required to file reports, we believe that each of the officers and directors of G&P has complied with the applicable reporting requirements for transactions in our securities during the fiscal year ended December 31, 2010, except that each of Messrs. Mills, Wood, Boettcher, Schimelpfening, Hendrickson, Puckett and Garcia filed a late Form 4 on August 10, 2010 that was due on August 3, 2010. Messrs. Puckett and Garcia resigned during 2010.

 AUDIT COMMITTEE REPORT

        The Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of Eagle Rock Energy G&P, LLC oversees the financial reporting process of Eagle Rock Energy Partners, L.P. (the "Partnership") on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure.

        In fulfilling its oversight responsibilities, the Audit Committee:

  •
  reviewed and discussed the audited financial statements contained in Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with management and the independent registered public accounting firm, Deloitte & Touche LLP;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended;

  •
  received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and discussed the independent registered public accounting firm's independence with the firm; and

  •
  considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully submitted by the Audit Committee,
William K. White, Chairman Peggy A. Heeg William A. Smith

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

Change in Independent Registered Public Accounting Firm

        On March 18, 2011, the Audit Committee approved the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and approved the dismissal of Deloitte & Touche LLP as our auditors. We notified Deloitte & Touche LLP of its dismissal on March 18, 2011.

        During our two most recent fiscal years, Deloitte & Touche LLP's reports on our financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        We and Deloitte & Touche LLP have not, during our two most recent fiscal years or the subsequent period through March 18, 2011, had any disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in its reports on our financial statements, and there were no "reportable events" as the term is described in Item 304(a)(1)(iv) of Regulation S-K.

        At no time during our two most recent fiscal years or the subsequent period through March 18, 2011 did we consult with KPMG LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

        Representatives of KPMG LLP are not expected to be present at the Annual Meeting.

Audit Committee Pre-Approval Policies and Procedures

        Pursuant to the charter of the Audit Committee, the Audit Committee is responsible for the oversight of our accounting, reporting and financial practices. The Audit Committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and to establish the fees and other compensation to be paid to our external auditors. The Audit Committee also oversees and directs our internal auditing program and reviews our internal controls.

        The Audit Committee has started a process for the pre-approval of audit and permitted non-audit services provided by our principal independent accountants. The policy requires that all services provided by our independent auditors, including audit services, audit-related services, tax services and other services, must be pre-approved by the Committee.

Fees Paid to Previous Independent Registered Public Accounting Firm

        For the years ended December 31, 2010 and 2009, consolidated fees billed by our previous independent registered public accounting firm, Deloitte & Touche LLP, to the Partnership were as follows:

	Year Ended December 31,
	2010	2009
Audit fees(1)	$1,917,425	$1,989,468
Audit-related fees(2)	25,000	—
Tax fees(3)	1,010,443	1,084,876
All other fees(4)	11,104	11,651

Total accounting fees and services	$2,963,972	$3,085,995

(1)
Includes fees for audits of annual financial statements of our companies, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of interim financial statements, audits of businesses acquired and other customary documents filed with the SEC.

(2)
Includes fees related to consultations concerning financial accounting and reporting standards.

(3)
Includes fees related to professional services for tax compliance, tax advice and tax planning.

(4)
Includes fees for certain Deloitte online research tools.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since January 1, 2006, we have been involved in several transactions involving affiliates of Natural Gas Partners ("NGP"). Since April 30, 2007, the Partnership has been involved in several transactions with Montierra Minerals & Production, L.P. ("Montierra"), an affiliate of NGP. Joseph A. Mills, our Chief Executive Officer, is the chief executive officer and a manager of Montierra Management LLC, which is the general partner of Montierra.

        The following members of the board of directors of Eagle Rock Energy G&P, LLC ("G&P") hold positions at NGP set forth next to each person's name: William J. Quinn, Executive Vice President of NGP Energy Capital Management and a managing partner of the NGP private equity funds, Kenneth A. Hersh, Chief Executive Officer of NGP Energy Capital Management and a managing partner of the NGP private equity funds, and John A. Weinzierl, a managing director of the NGP private equity funds.

        The Partnership does not directly employ any persons to manage or operate our business. Those functions are provided by G&P. We reimburse G&P for all direct and indirect costs of these services.

        In reviewing related-party transactions, the Board of Directors typically authorizes the Conflicts Committee to review, evaluate, and, if determined appropriate, approve the transaction. The Board of Directors is not required to delegate review of related-party transactions to the Conflicts Committee, however. The Conflicts Committee, consisting of independent directors, is tasked with determining whether the transaction is fair and reasonable to us and our public unitholders and recommending to the Board whether the transaction should be approved and authorized.

        During the year ended December 31, 2010, we purchased and sold natural gas from certain companies affiliated with one or more NGP private equity funds. During the year ended December 31, 2010, we purchased natural gas from one or more of these affiliated companies, totaling approximately $6.7 million, and sold natural gas to one or more of these affiliated companies, totaling less than $0.1 million. During the year ended December 31, 2010, we were reimbursed by Montierra for work performed by our employees on their behalf in an amount less than $0.1 million.

        On December 21, 2009, we announced that we, through certain of our affiliates, had entered into definitive agreements with affiliates of NGP and Black Stone Minerals Company, L.P. ("Black Stone") to improve our liquidity and simplify our capital structure. The definitive agreements included: (i) a Securities Purchase and Global Transaction Agreement (the "Global Transaction Agreement"), entered into between Eagle Rock and NGP, including Eagle Rock's general partner entities controlled by NGP, and (ii) a Purchase and Sale Agreement, entered into between Eagle Rock and Black Stone for the sale of Eagle Rock's Minerals Business. The Securities Purchase and Global Transaction Agreement was amended on January 12, 2010 to allow for greater flexibility in the payment of the transaction fee to Holdings, which is controlled by NGP.

        On May 24, 2010, in connection with the execution and delivery of the Contribution Agreement pursuant to the Global Transaction Agreement, we issued 4,825,211 common units to Holdings, an affiliate of NGP, as payment of the transaction fee contemplated by the Global Transaction Agreement. The transaction fee of 4,825,211 common units was calculated by dividing the $29 million transaction fee by a unit price of $6.0101, which represents 90% of the 10-day volume weighted average trading price of our common units as of April 24, 2010. Pursuant to the Contribution Agreement, Holdings and its affiliate contributed to us as partial consideration for the payment of the transaction fee (i) all 20,691,495 of our outstanding subordinated units and (ii) all of our outstanding incentive distribution rights.

        On July 30, 2010, we completed the acquisition of our general partner from an affiliate of NGP in exchange for 1,000,000 common units. As part of the acquisition, all 844,551 outstanding general partner units were cancelled.

        During the year ended December 31, 2010, we incurred approximately $1.0 million for services performed by an affiliate of NGP, until August 2, 2010, when the company ceased being a related-party to us as NGP sold all of its interests in the company.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Officer Compensation

        As a publicly-traded limited partnership, we do not have directors, officers or employees. Instead, our operations are managed by our general partner, Eagle Rock Energy GP, L.P., which in turn is managed by its general partner, G&P. When we refer to "our employees," "our officers," or similar statements, we are referring to individuals who are employed by G&P and serve us or who hold officer positions for G&P and serve us. For purposes of this Compensation Discussion and Analysis (this "CD&A"), when we refer to the "Committee," we are referring to the Compensation Committee of the Board of Directors. Employee costs, such as salaries, bonuses, benefits, reimbursements and other cash payments, are funded by payments received by G&P through a Services Agreement, which G&P entered into with us, along with other of our affiliates, on July 30, 2010. We recognize and record these expenses in our financial statements on an accrual basis and in the same period as G&P or its affiliates incur them on our behalf.

2010 Compensation Program Highlights

        The Committee strives to maintain an executive compensation program that attracts, motivates, and retains key executives and rewards executives for creating and improving the value of our company. The goal of the program is to foster a performance-oriented environment by aligning a meaningful portion of each executive's cash and equity compensation to the achievement of performance targets that are important to us and our public unitholders.

        Some of our more significant financial, operational and strategic highlights in 2010 included:

  •
  successful completion of the recapitalization and related transactions;

  •
  total unitholder return performance (appreciation of unit price, assuming reinvestment of distributions) of 63%;

  •
  achievement of the majority of our performance goals, including the Adjusted EBITDA target; and

  •
  continued decrease in the recordable incident rate and measurable decrease in enforcement violations received.

        In 2010, significant compensation programs, specifically designed to attract, retain, and reward our key talent during the transformational months in 2010 and beyond in the years to come, were recommended and approved by the Compensation Committee of the Board of Directors (the "Committee"). Specific actions taken and additions to our executive compensation program in 2010 include the following:

  •
  Revised compensation peer group to better reflect our new business structure and strategy;

  •
  Successfully obtained unitholder approval increasing the number of Partnership units reserved for issuance under our amended and restated 2010 Long-Term Incentive Plan (the "LTIP") by 5,000,000 units;

  •
  Granted restricted unit awards to executive officers and key employees under the LTIP on October 27, 2010;

  •
  Approved and executed post-termination Change of Control Agreements with named executive officers and non-executive officers, none of which include excise tax gross-up provisions; and

  •
  Approved funding of our annual incentive compensation plan at 100% of target, and paid bonuses to our named executive officers under our Short Term Incentive Bonus Plan in recognition of a variety of factors, including achievement of target performance for Adjusted EBITDA and the successful completion of the recapitalization and related transactions.

        In 2010, our named executive officers were:

  •
  Joseph A. Mills—Chief Executive Officer, Chairman of the Board and Class I Director;

  •
  Jeffrey P. Wood—Senior Vice President, Chief Financial Officer and Treasurer;

  •
  Charles C. Boettcher—Senior Vice President, General Counsel, Chief Compliance Officer and Secretary;

  •
  Steven G. Hendrickson—Senior Vice President, Technical Evaluation; and

  •
  Joseph E. Schimelpfening—Senior Vice President, Upstream Business.

        With respect to the compensation disclosures in this CD&A and the tables that follow, these individuals are referred to as the "named executive officers." We define Total Direct Compensation as base salary, bonuses under our Short-Term Incentive Bonus Plan and restricted units granted under our Long-Term Incentive Plan.

Discussion and Analysis of Executive Compensation

Goals of the Compensation Program

        As described above, the Committee believes an effective executive compensation program is designed to attract, motivate, and retain key executives and to reward executives for creating and improving the company's value, with particular focus on fostering a performance-oriented environment that aligns a meaningful portion of each executive's cash and equity compensation to the achievement of performance targets that are important to us and our public unitholders.

        As shown below, over 80% of actual total compensation for our CEO and over nearly 70% of total compensation for our other named executive officers for fiscal year 2010 was provided in the form of bonuses for achievement of annual performance metrics during 2010 or in the form of equity incentives intended to reward executives for driving growth in long-term unitholder value:

  Fiscal Year 2010 Actual Total Direct Compensation Mix

Chairman & CEO	Other NEOs—Average

        Following a review of our compensation program in late 2010, the Committee approved several changes to the program in support of our compensation program goals, and in recognition of our new business structure and strategy. Specifically for 2011, as described in greater detail throughout this CD&A, modifications were made to executive officer compensation in order to align the target total direct compensation of our named executive officers with that of the median of our peer group. For

2011, we adopted a revised structure for target annual incentive opportunities and long-term incentive compensation award values using the mix of pay shown below:

  Fiscal Year 2011 Target Total Direct Compensation Mix

Chairman & CEO	Other NEOs—Average

Benchmarking

        In support of the above goals, the Committee periodically reviews market data regarding compensation program design and competitive pay levels. In 2010, the Committee analyzed all facets of our named executive officers', as well as all other officers', total compensation based on the above goals, and the Committee engaged its independent compensation consultant, Pearl Meyer and Partners ("Pearl Meyer"), to produce a study, utilizing compensation survey data and published compensation data for a peer group of publicly traded peer companies, intended to assist the Committee and management in determining compensation for our named executive officers. Our combination of both midstream assets and upstream assets, which is not a typical combination for publicly- traded limited partnerships, presents a particular challenge in the selection of an appropriate peer group for benchmarking. Consequently, the Committee has relied heavily on the expertise and guidance of outside advisors in the selection of appropriate compensation peer groups. During 2010, the

Committee, in consultation with management and Pearl Meyer, revised the composition of the peer group to consist of the following companies:

Ticker	Company Name	2009 Revenues ($MM)

NGLS	Targa Resources Partners LP	$4,095.6
XTEX	Crosstex Energy LP	1,459.1
RGNC	Regency Energy Partners LP	1,089.5
DPM	DCP Midstream Partners LP	1,008.2
CPNO	Copano Energy LLC	820.0
APL	Atlas Pipeline Partners LP	811.5
MWE	MarkWest Energy Partners LP	738.3
MMLP	Martin Midstream Partners LP	662.3
PVR	Penn Virginia Resource Partners LP	649.4
LINE	Linn Energy LLC	273.1
WES	Western Gas Partners Lp	245.1
BBEP	BreitBurn Energy Partners LP	204.9
EVEP	EV Energy Partners LP	121.9
LGCY	Legacy Reserves LP	61.7
VNR	Vanguard Natural Resources LLC	54.6

	75th Percentile	$914.1
	50th Percentile	$662.3
	25th Percentile	$225.0

EROC	Eagle Rock Energy Partners LP	$610.5

        Management, upon consultation with Pearl Meyer, recommended the adoption of the new peer group to better reflect our current situation, including our recent recapitalization and related transactions, and business focus. While a number of companies were considered for inclusion in our 2010 compensation peer group, the new peer group is comprised solely of limited partnerships and limited liability companies, which generally have governance and management structures more similar to ours as compared to corporations. In addition, given the then-pending sale of our minerals business, which was completed on May 24, 2010, management and the Compensation Committee believed it was appropriate for the peer group to contain fewer companies focused on the exploration and production business and more companies focused on the midstream business. Finally, we did not include companies that fell outside certain revenue ranges (please refer to the chart above) or that did not provide sufficient compensation data to provide a meaningful comparison. The new peer group has been utilized by the Committee in making compensation determinations since its adoption in April 2010.

        In addition to publicly-disclosed peer group pay data, the Committee also reviewed compensation survey data provided by Pearl Meyer for individuals holding positions similar to the named executive officers. Survey data presented were collected from a combination of industry-specific and general industry sources. Survey data are reflective of pay data for companies with revenues of between $500 million and $1 billion, and may be considered "size adjusted." The utilization of compensation survey data reflecting a large number of companies helps to mitigate the impact of statistical outliers and year-over-year volatility in compensation data and provides a valuable perspective on the broader marketplace. Although the Committee reviewed survey data in addition to public peer group data in order to have some additional broader-market perspective on our compensation programs, and to help identify emerging trends in compensation in the broader marketplace, in making decisions on individual pay levels, the Committee relied most heavily on the public peer group data in reviewing executive pay.

        The chart below illustrates how the total compensation actually paid to our named executive officers for 2010 compares to the data in the competitive analysis. As shown, on average actual total compensation for our named executive officers fell below the market median range (defined as ±10% of the market median--50th percentile). Variations by individual executive relative to the market data reflect a variety of considerations including considerations of internal equity and consideration of past compensation opportunities no longer offered through our General Partner.

NEO 2010 Actual Total Direct Compensation as a Percentage of Market Median (50th Percentile)

        For 2011 going forward, the Committee considers the market median (50th percentile) to be our directional target for total direct compensation for our named executive officers.

        As shown below, target total direct compensation for our named executive officers approved for fiscal year 2011 fell within the market median (50th percentile) range (+/-10%) for each of our named executive officers and for all of our named executive officers in the aggregate as compared to the data in the competitive analysis.

NEO 2011 Target Total Direct Compensation as a Percent of the Market Median (50th Percentile)

        As noted above, the pay statistics shown reflect target total direct compensation—which assumes that all corporate and individual performance goals are achieved at a "target" level. Actual pay levels may vary from these numbers, depending upon actual Partnership and individual performance.

Components of Executive Compensation Program

        Our executive compensation program currently has the following three principal elements: base salary, annual cash bonuses and long term equity incentive awards. This mix of compensation balances compensation with our short term and long term goals. We will continue to evaluate the benefit of this mix of compensation on an on-going basis.

Base Salary

        Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract these experienced and valuable executives in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) periodically to reflect, among other things, economic conditions, base salaries for comparable positions from a review of market data discussed previously, the tenure of the officers, and the base salaries of the officers relative to one another.

  Fiscal Years 2010 and 2011

        On April 1, 2010, minimal cost-of-living adjustments in their respective base salary rates were awarded to the named executive officers. For 2011, the Committee determined that additional increases in the annual base salary rates for our named executive officers were appropriate in order to bring the total compensation for our named executive officers in line with the market median. The 2011 annual base salary increases are effective as of May 1, 2011. The following table reflects the base salary increases received by our named executive officers for fiscal years 2010 and 2011.

Name	FY 2009 Salary	FY 2010 Salary	% Increase 2010 over 2009	FY 2011 Salary	% Increase 2011 over 2010
Mr. Mills	$400,000	$407,000	1.75%	$500,000	22.85%
Mr. Wood	$250,000	$255,000	2.00%	$290,000	13.73%
Mr. Boettcher	$243,750	$250,000	2.56%	$263,000	5.20%
Mr. Hendrickson	$220,000	$224,000	1.82%	$234,000	4.46%
Mr. Schimelpfening	$220,000	$226,000	2.73%	$244,000	7.96%
AVERAGE			2.17%		10.84%

Annual Cash Bonus

        The Committee awards annual incentive compensation (cash bonuses) to its named executive officers to allow Eagle Rock to:

  •
  Reward achievement of financial or operational goals (earnings, safety, cost control, personnel development, and strategic initiatives) so that total compensation more accurately reflects actual company and individual performance; and

  •
  Convert a portion of fixed employee costs into variable costs.

  Fiscal Year 2010

        The Chief Executive Officer and other named executive officers' target bonus opportunities were established by the Committee at the beginning of 2010, in part based on recommendations from the Chief Executive Officer regarding targets for named executive officers other than himself, and in part based on market data collected in previous year analyses in consultation with the Committee's independent advisor.

        For 2010, our named executive officers were eligible to receive annual cash bonuses under our 2010 Short Term Incentive Bonus Plan. Pursuant to the terms of the 2010 Short Term Incentive Bonus Plan, the formula for each employee's annual bonus, including our NEOs, takes into account the following factors: annual base salary, bonus target percentage, funding percentage (as determined by our Board of Directors and dependent on achievement of our enterprise goals), individual performance factor (discretionary value from 0-125%) and any applicable proration factor if an employee was not employed for the full fiscal year).

        The Chief Executive Officer and other named executive officers' Target Bonus Percentages were established by the Committee at the beginning of 2010, with input from the Chief Executive Officer regarding targets for named executive officers (other than the Chief Executive Officer). The Target Bonus Percentages for 2010 for our named executive officers, as a percentage of their respective base salaries, was 100% for Mr. Mills and 50% for our other named executive officers.

        The funding percentage and, hence, the actual annual cash bonus amounts paid to the named executive officers were based on the following predetermined enterprise performance goals and factors, which were used as guidelines for the Committee in making final annual bonus decisions. These goals and factors were communicated to the executive officers and other employees during 2010.

Performance Measure	Objective

Financial Goals:

• Adjusted EBITDA	$135,000,000

• Maintenance Capital Expenditures	Not to exceed $25,500,000 (excluding acquisitions or major organic growth projects)

• Growth Capital Expenditures	Target: $14,500,000 (excluding acquisitions)
Upstream development Unit costs not to exceed $1.01 / MCFE
Target IRR hurdles for all capital projects will be at (or greater than): 18% IRR for Midstream Projects; and 25% IRR for Upstream Projects

• Operating Expenses	Upstream: Not to exceed $22,100,000 (excludes TOTI) Unit OPEX not to exceed $1.67 per MCFE
Midstream: Not to exceed $55,000,000 (excludes TOTI) Unit OPEX not to exceed $0.24 per MCFE of throughput

Environmental and Safety Goals:

• Recordable Incident Rate	Not to exceed 1.50

• Preventable Vehicle Incidents	Not to exceed 5

• Environmental and Regulatory Compliance	Implementation of the OpsInfo EMIS System
Implementation of an internal audit program of EH&S policies, procedures, and training across both operating segments

• NRC Recordable Spills	No major spills

Governance Goals:

• Sarbanes Oxley Compliance	No material weaknesses in Sarbanes Oxley Section 404
Attestation Audit of Internal Controls

        When making its bonus assessment for 2010, the Committee first determined that, in 2010, we achieved target level performance or above for each of the following measures:

  •
  Corporate financial measures (including, most notably, the achievement of the Adjusted EBITDA target, which does not include gains realized from hedge reset transactions);

  •
  Corporate maintenance capital expenditures, governance and operating expenses;

  •
  Midstream Business performance goals;

  •
  Upstream Business growth capital expenditures and operating expenses; and

  •
  The majority of our environmental and safety targets.

        The Committee determined that bonuses should be funded to the employees, including our named executive officers, taking into consideration the successful achievement of a high percentage of the targets as well as:

  •
  The successful completion of the recapitalization and related transactions;

  •
  The continued decrease in the recordable incident rate;

  •
  The completion of the environmental air permitting audits and the substantial correction of the deficiencies noted therein; and

  •
  The measurable reduction in enforcement violations received related to environmental air permitting.

        Taking into consideration these factors and the Committee's recommendation, the Board of Directors, which maintains the ultimate discretion in determining whether our enterprise goals have been met and the appropriate level of funding for the annual bonus plan, set the funding percentage for 2010 at 100%. For the 2010 bonus payments, the achievement of an employee's individual goals, or the individual performance factor, was also a key factor in determining an employee's bonus. The individual performance factor may range from 0% to 125%, depending on individual performance relative to an employee's performance appraisal rating, which is based on a set of measurable individual goals in support of the achievement of our enterprise goals described above. The Committee, through a qualitative evaluation, maintains ultimate discretion in assigning the individual performance factor for the Chief Executive Officer, and upon recommendation from the Chief Executive Officer, maintains discretion in assigning the individual performance factor for the named executive officers. The Committee based its determinations of the individual performance component on each individual's performance measured against the individual performance goals and targets established by the Committee for (and communicated during 2010 to) each named executive officer. The table below reflects the individual performance factor determined for each named executive officer for 2010 and the individual performance criteria considered in making the determination.

Executive	Individual Performance Multiplier (% of target)	Individual Performance Criteria Considered

Mr. Mills	125%	• Successfully led and completed the recapitalization and related transactions
		• Unit appreciation of 63%
		• Successfully increased a meaningful distribution to our unitholders
		• Led the achievement of substantially all of the 2010 Enterprise Goals, including delivering $135 million of Adjusted EBITDA
		• Refocused the Partnership on growth by leading the acquisition of the East Hemphill system
		• Reorganized and strengthened members of the senior management team

Mr. Wood	125%	• Completed the recapitalization and related transactions
		• Unit appreciation of 63%
		• Strengthened the balance sheet with a significant debt reduction of $224 million and improved the credit facility and cost of capital
		• Significantly led the reorganization of the Midstream and Upstream accounting organizations and improved the focus on customer satisfaction

Mr. Boettcher	125%	• Provided critical leadership to the recapitalization and related transactions by managing internal and external resources throughout the process
		• Led key litigation defense efforts, including defense of the class action lawsuit associated with the recapitalization and related transactions
		• Strong leadership in areas such as regulatory compliance, SEC disclosures and internal compliance

Executive	Individual Performance Multiplier (% of target)	Individual Performance Criteria Considered

Mr. Hendrickson	110%	• Evaluated and recommended all Upstream and Midstream acquisition, divestiture and merger opportunities and implemented common acquisition metric standards
		• Successfully managed all derivative and hedging transactions and analytics
		• Responsible for all internal and third-party overview of reservoir engineering and borrowing base efforts under the credit facility

Mr. Schimelpfening	110%	• Exceeded Upstream Business EBITDA target, production goals and operating cost objectives
		• Successfully implemented key safety and environmental programs and systems across the Partnership; instrumental in achieving a realized zero recordable injuries and spills

        As a result of the foregoing, the actual annual bonus awards paid to the named executive officers pursuant to the 2010 Short Term Incentive Bonus Plan were calculated as reflected in the following table, and were paid to the named executive officers on March 15, 2011.

									Actual Award for FY2010
			FY 2010 Board- Approved Funding Percentage (% target)
Executive	FY 2010 Target Bonus Percentage (% of Salary)	×		×	Individual Performance Multiplier (% of target)	×	FY 2010 Salary ($)	=	Actual Award ($)	Actual Award (% of target)

Mr. Mills	100%		100%		125%		$407,000		$508,750	125%
Mr. Wood	50%		100%		125%		$255,000		$159,375	125%
Mr. Boettcher	50%		100%		125%		$250,000		$156,250	125%
Mr. Hendrickson	50%		100%		110%		$224,000		$123,200	110%
Mr. Schimelpfening	50%		100%		110%		$226,000		$124,300	110%

        In addition to the amounts paid pursuant to the 2010 Short Term Incentive Bonus Plan, in recognition of their exceptional contributions to our business during 2010, particularly with respect to the recapitalization transaction, the Committee also approved special discretionary bonuses for Messrs. Wood and Boettcher for 2010. The discretionary bonus paid to Mr. Wood was $31,875, and the discretionary bonus paid to Mr. Boettcher was $31,250. The discretionary bonuses were paid to Messrs. Wood and Boettcher in a lump sum in cash on March 15, 2011.

  Fiscal Year 2011

        For 2011, in the interest of providing target total compensation for our NEOs that is more consistent with the market median (50th percentile), the Compensation Committee approved changes to Target Bonus Percentages for our NEOs. The 2011 target incentive opportunities are provided in the table below:

Executive	FY 2011 Target Bonus Percentage (% of Salary)	×	FY 2011 Salary ($)	=	FY2011 Target Incentive Opportunity ($)

Mr. Mills	100%		$500,000		$500,000
Mr. Wood	75%		$290,000		$217,500
Mr. Boettcher	75%		$263,000		$197,250
Mr. Hendrickson	75%		$234,000		$175,500
Mr. Schimelpfening	75%		$244,000		$183,000

        The performance factors and goals established for the 2011 Short Term Incentive Bonus Plan were developed through a process similar to that utilized for 2010, incorporating input from management and the Committee. The factors and goals adopted for 2011 are similar to those adopted for 2010.

Long-Term Equity Incentives

        We offer long-term equity incentive awards to eligible employees, including our named executive officers, through the LTIP. An amended and restated version of our LTIP, which, among other things, increased the number of units available for issuance under the LTIP by 5,000,000 units, was approved by our unitholders on September 17, 2010. The LTIP is described in further detail below. LTIP awards are intended to further align the interests of our employees with the interests of our public unitholders through shared ownership in us.

        Cumulatively since our initial public offering, under the LTIP the Committee has had the right to grant awards of up to 7,000,000 common units in the form of option awards or other types of incentive grants. Notwithstanding the fact that the Committee has the discretion to issue awards of varying types, the Committee thus far has determined that it is in our best interest to make only grants of restricted units because of the important sense of ownership created by these grants, which the Committee believes will align the interests of our executive officers and other recipients more closely with the interests of our public unitholders. From our initial public offering to December 31, 2010, the Committee has granted to employees, officers and directors of G&P a total of 3,515,116 common units as restricted units. Because forfeited and canceled units are available for reissuance under the LTIP, there remained 4,129,534 common units available for issuance under the LTIP as of December 31, 2010.

        The historical grants to our named executive officers under the LTIP have been made under restricted unit award agreements, which generally call for the restricted units to vest in three approximately equal increments over an approximately three-year vesting period (i.e., 33%, 33% and 34%). The form of award agreement, applicable to awards after May 2007, provides that quarterly distributions from Eagle Rock, which are declared and paid on restricted units under the LTIP, are paid directly to the holder of such restricted units. In general with respect to all award forms beginning with the grants made in December 2009, the restricted units are forfeited upon termination of the holder's employment with G&P; however, vesting of the restricted units is accelerated in the event the holder is terminated due to death or disability or if the holder terminates employment for good reason or is terminated by us without cause, in either case, within two years following the occurrence of a change in control and can be accelerated at the discretion of the Committee, in the event of a termination by us without cause or by the employee for good reason not in connection with a change in control. See "Potential Payments Upon Termination or Change in Control for Additional Information."

  Fiscal Year 2010

        In 2010, the Committee authorized awards of restricted units under the LTIP to the following named executive officers in the amounts set forth below, providing for vesting in three substantially equivalent increments (i.e., 33%, 33%, and 34%) on each of November 15, 2011, November 15, 2012, and November 15, 2013 based on each named executive officer's continued employment with us through each applicable vesting date.

Officer	Units Granted (#)	×	Guideline LTI Grant Value (% of Salary)	=	Actual 2010 RSU Grant Value ($)
Joseph A. Mills	181,000		$6.65		$1,203,650
Jeffrey P. Wood	56,000		$6.65		$372,400
Charles C. Boettcher	56,000		$6.65		$372,400
Steven G. Hendrickson	53,000		$6.65		$352,450
Joseph E. Schimelpfening	56,000		$6.65		$372,400

Total Value					$2,673,500

        The awards disclosed above were made with the intent of rewarding outstanding performance and as a retention tool. Among the group receiving awards, senior management received the majority of the awards by number of restricted units. In determining the award amounts, the Committee considered a variety of criteria including internal equity and the annual LTIP award guidelines discussed in the section below regarding 2011 compensation.

  Fiscal Year 2011 Going Forward

        The Committee intends to continue to use grants of restricted units from the LTIP as a primary equity incentive for executive officers on a going forward basis in accordance with the target annual LTIP award guidelines presented in the table below, but has not yet made any specific grants with respect to fiscal 2011.

        The award guidelines below are not intended to provide a formulaic approach to annual award determination. Rather, they are discretionary targets intended to (a) guide a consistent approach to annual grant determination, (b) promote an appropriate balance of long-term and short-term incentives, and (c) provide (in combination with current salaries and target bonus opportunities) market median (50th percentile) target total direct compensation, consistent with our compensation philosophy. Actual awards for 2011 (and future years) may vary from the guideline award multiples shown based on a variety of considerations, including (but not limited to) individual performance, size of recent grants, issues of internal equity, unitholder dilution and availability of units in existing plans, among others.

Officer	2011 Base Salary	×	Guideline LTI Grant Value (% of Salary)	=	Guideline 2011 LTI Grant Value ($)
Joseph A. Mills	$500,000		300%		$1,500,000
Jeffrey P. Wood	$290,000		150%		$435,000
Charles C. Boettcher	$263,000		150%		$394,500
Steven G. Hendrickson	$234,000		150%		$351,000
Joseph E. Schimelpfening	$244,000		150%		$366,000

Total 2010 Guideline Value					$3,046,500

        Certain of our named executive officers may also periodically receive equity incentive awards in Holdings (see "Other Matters—Incentive Interests in Eagle Rock Holdings" below for additional information); however, the Holdings Board does not currently anticipate issuing any additional Tier I incentive interests to any of our named executive officers. In addition, following the recapitalization and related transactions, as described in the Proxy Statement filed with the Securities and Exchange Commission on March 30, 2010, the Committee has placed less emphasis on the equity at Holdings and Montierra in making its compensation decisions.

Impact of Financial Reporting and Tax Rules

        Rules Regarding Share-Based Payments.    Effective January 1, 2006, the Partnership adopted authoritative guidance that requires compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. Despite the fact that the grants of incentive interests at Holdings are solely a burden on, and dilutive to, the returns of the equity owners of Holdings, including NGP as the substantial majority owner of Holdings, according to the authoritative guidance, we recorded a portion of the value of the incentive interests issued by Holdings as compensation expense in our 2008, 2009 and 2010 financial statements. Unlike grants of restricted units under our LTIP, which fair value is relatively easy to determine (based on the freely-tradable nature of a common unit once the restrictions lapse), the grants of incentive interests at Holdings are susceptible to a host of difficult determinations including (i) estimating fair value of an illiquid, minority interest in a holding company; (ii) estimating when the fair value accretes to the grantee; and (iii) allocating the portion of such fair value that is "for the benefit of" us based on grantee's portion of time dedicated to us as opposed to other business of Holdings. We recorded a non-cash compensation expense of $58,016, $371,551 and $1,665,831 based on management's estimates related to the Tier I incentive interest grants made by Holdings in 2010, 2009 and 2008, respectively.

        IRC Section 162(m).    Section 162(m) of the Internal Revenue Code, as amended (the "Code"), limits the deductibility of certain compensation expenses in excess of $1,000,000 to any one individual in any fiscal year. Compensation that is "performance based" is excluded from this limitation. Because we are not a publicly-held corporation, Section 162(m) of the Code does not apply to compensation paid to our named executive officers and, accordingly, the Committee did not consider its impact in making incentive compensation awards and other compensation decisions for 2009.

Change of Control Arrangements

        On July 27, 2010, the Board of Directors, upon recommendation of the Committee, approved and adopted an Executive Change of Control Agreement Policy and form Executive Change of Control Agreement applicable to certain of our executive officers. As discussed below, none of these agreements provide for tax gross-up payments.

        Pursuant to the terms of the policy, our executives at the Vice President level or above have entered into Executive Change of Control Agreements with us. As with our long-term equity incentive awards under the LTIP, the Executive Change of Control Agreements contain a double trigger—meaning that (i) a change in control must have occurred and (ii) change in control payments do not become due under the agreements unless an executive officer is involuntarily terminated during the six month period preceding, or the two year period following, a change in control. Our Committee approved entry into these change of control agreements after consultation with its independent advisors and review of the relevant market data in order to attract and retain certain key management personnel. The Committee feels that these agreements are valuable to us in that they help to ensure retention and focus of executives in the context of a potential transaction, and they align our executive officers with the interests of our unitholders. The Committee feels that the potential severance benefits provided in these agreements are appropriate in light of competitive practices and are reasonable in light of the potential value delivered to unitholders as the result of any successful transaction.

        In the event any payments or benefits that become due under the Executive Change of Control Agreements may constitute "parachute payments" under Section 280G of the Code subject to the excise tax imposed by Section 4999 of the Code, the Committee determined that gross up payments are not appropriate. Instead, the Executive Change in Control Agreements provide that payments and benefits due to an executive officer in connection with a change in control will be reduced or will be paid in full, whichever will provide the greater net after-tax benefit to the executive officer. Please see "Potential Payments Upon Termination or Change of Control" below for additional information.

Other Matters

        Perquisites and Other Benefits.    Our named executive officers receive only minimal perquisites, such as parking, which are also generally provided to all other salaried employees and which are disclosed in the Summary Compensation Table below. Our named executive officers are also eligible to participate in our employee benefit plans provided to salaried employees generally.

        Recoupment Policy.    The Board of Directors is considering adoption of an executive compensation recoupment policy, also known as a "clawback," and intends to adopt a clawback policy after finalization by the SEC of rules issued pursuant to the Dodd-Frank Act.

        Anti-Hedging Policy.    Our Insider Trading Policy prohibits directors, officers and employees from engaging in short term or speculative transactions in our securities, including: (i) purchases of our securities on margin, (ii) short sales of our securities and (iii) buying or selling puts or calls on our securities.

        Incentive Interests in Eagle Rock Holdings.    The Holdings Board, controlled by NGP, has from time-to-time granted equity in Holdings to certain of our employees, including our named executive officers, when such equity is available—primarily because of forfeitures upon the departure of members of our management. Typically, these awards have taken the form of incentive interest awards that become payable upon the attainment of certain specified performance objectives. We do not have any control or authority over the decision to grant equity incentive awards in Holdings; however, the Committee does factor in the percentage of ownership of Holdings when determining appropriate long-term incentive awards to be made to our named executive officers under the LTIP. Other than as disclosed in the Summary Compensation Table below with respect to Messrs. Mills and Boettcher, the Holdings Board did not issue any incentive interests to our named executive officers during 2010. In addition, the Holdings Board does not currently anticipate issuing any additional Tier I incentive interests to any of our employees, including our named executive officers. Following the recapitalization and related transactions, as described in the Proxy Statement filed with the Securities and Exchange Commission on March 30, 2010, the Committee has placed less emphasis on the equity at Holdings in making its compensation decisions.

        Equity Interests in Montierra.    Similar to Holdings, although the Committee does not control the ability to issue any equity ownership in Montierra, which is controlled by NGP, and does not know the exact terms or performance targets used by Montierra in making its equity grant decisions at the Montierra level for our officers, the Committee from time-to-time may request from NGP, and from Montierra, information regarding equity interests at the Montierra level owned by our officers. Montierra is controlled by NGP but is partially owned by our Chief Executive Officer, Mr. Mills, our Senior Vice Presidents, Messrs. Hendrickson and Schimelpfening, and one of our other officers. For a description of their existing ownership of Montierra, see footnote 5 to the chart appearing under "Security Ownership of Certain Beneficial Owners and Management." In addition to these equity interests in Montierra, Messrs. Mills, Hendrickson and Schimelpfening also hold incentive interests in

Montierra in the form of various "tier" units, consisting of five tiers of interests, which were adjusted effective June 30, 2010. The respective Tiers vest upon achievement of their respective aggregate distribution amounts (each, a "Tier Payout"). Upon achievement of each Tier Payout, Messrs. Mills, Hendrickson and Schimelpfening will participate in a larger ownership of the assets and share of the distributions from Montierra. In the event that all five Tier Payouts occur, Messrs. Mills, Hendrickson and Schimelpfening will own at least 15.3%, 3.8% and 3.8%, respectively, when the unallocated incentive interests are attributed to Messrs. Mills, Hendrickson and Schimelpfening on a pro-rata basis according to their current equity ownership, in addition to their current equity ownership. As of the date of this proxy statement, the management of Montierra believes it is likely that the Tier Payouts with respect to Tier I, II, III, IV and V units could be achieved in the event Montierra were to liquidate all of its assets and distribute all of the remaining cash. It is neither the view nor the intention of Montierra to liquidate or distribute its assets at this time.

COMPENSATION COMMITTEE REPORT

        During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Committee:

  •
  reviewed and discussed the disclosure set forth under the heading "Compensation Discussion and Analysis" with management as required by Item 402(b) of Regulation S-K; and

  •
  based on the reviews and discussions referred to above, recommended to the Board of Directors that the disclosure set forth under the heading "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into Eagle Rock Energy Partners, L.P.'s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010.

        Respectfully submitted by the Compensation Committee,

William A. Smith, Chairman John A. Weinzierl Herbert C. Williamson, III

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth information regarding the compensation earned for services rendered in all capacities by our Chief Executive Officer, our Chief Financial Officer, and our other named executive officers for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008:

Summary Compensation for the Year Ended December 31, 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Unit Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Joseph A. Mills	2010	405,250	508,750	1,203,650	—	—	—	40,008	2,157,658
Chief Executive Officer, Chairman of the Board,	2009	400,000	361,000	1,174,000	—	—	—	15,699	1,950,699
Class I Director	2008	359,615	385,000	1,437,350	—	—	—	370,792	2,552,757
Jeffrey P. Wood	2010	253,750	191,250	372,400	—	—	—	11,000	828,400
Senior Vice President,	2009	248,057	142,500	907,000	—	—	—	379,066	1,676,623
Chief Financial Officer and Treasurer
Charles C. Boettcher	2010	248,437	187,500	372,400	—	—	—	40,008	848,345
Senior Vice President, General Counsel, Chief	2009	243,750	138,938	587,000	—	—	—	13,408	983,096
Compliance Officer and Secretary	2008	236,468	117,305	422,750	—	—	—	463,415	1,239,938
Joseph E. Schimelpfening	2010	224,500	124,300	372,400	—	—	—	11,000	732,200
Senior Vice President,	2009	220,000	114,950	587,000	—	—	—	6,635	928,585
Upstream Business	2008	212,692	105,875	422,750	—	—	—	233,561	974,878
Steven G. Hendrickson	2010	223,000	123,200	352,450	—	—	—	10,775	709,425
Senior Vice President, Technical Evaluation	2009	220,000	104,500	587,000	—	—	—	9,982	921,482
	2008	212,692	105,875	422,750	—	—	—	236,501	977,818

(1)
Bonuses accrued for executives with regard to 2010 performance were paid on March 15, 2011, including the discretionary awards to Messrs. Wood and Boettcher.

(2)
With respect to 2010, the amounts represent the grant date fair value of 181,000 restricted units awarded to Mr. Mills on October 27, 2010, the grant date fair value of 56,000 restricted units awarded to Messrs. Wood, Boettcher and Schimelpfening, and the grant date fair value of 53,000 restricted units awarded to Mr. Hendrickson, in each case computed in accordance with FASB ASC Topic 718. Such restricted units vest 33% on November 15, 2011, 33% on November 15, 2012, and 34% on November 15, 2013. In determining the grant date fair value, such restricted units are valued at $6.65, which was the price per unit of our common units on the date of grant, October 27, 2010.

(3)
With respect to 2010, the amounts include:

  (a)
  Contributions that we made to each named executive officer under our 401(k) plan in the following amounts: Mr. Mills, $9,800; Mr. Wood, $9,800; Mr. Boettcher, $9,800; Mr. Hendrickson, $9,575; and Mr. Schimelpfening, $9,800.

  (b)
  Certain of the named executive officers received grants from the Holdings board in 2010 of incentive interests in Holdings. Pursuant to SEC Staff Accounting Bulletin Topic 1.B., the Tier I incentive interests are valued and included in "other compensation" but the Tier II and III incentive interests are not included. For 2010, the value of the Tier I incentive interests awarded to Mr. Mills was $29,008 and to Mr. Boettcher was $29,008. No other named executive officer received grants of incentive interests for 2010; however, all of the named executive officers listed above have previously been granted incentive interests in, and are limited partners of, Holdings, which owns common units in us.

  (c)
  With respect to 2010, the amounts include payments for parking and other transportation that we made to each named executive officer of $1,200.

Grants of Plan-Based Awards

        The following table provides information concerning each grant of an award made to the named executive officers under the LTIP, including awards that have been transferred, during 2010:

Grants of Plan-Based Awards for the Year Ended December 31, 2010

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Unit Awards: Number of Restricted Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Unit)
											Grant Date Fair Value of Unit and Option Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph A. Mills	10/27/10	—	—	—	—	—	—	181,000	—	—	1,203,650
Jeffrey P. Wood	10/27/10	—	—	—	—	—	—	56,000	—	—	372,400
Charles C. Boettcher	10/27/10	—	—	—	—	—	—	56,000	—	—	372,400
Steven G. Hendrickson	10/27/10	—	—	—	—	—	—	53,000	—	—	352,450
Joseph E. Schimelpfening	10/27/10	—	—	—	—	—	—	56,000	—	—	372,400

(1)
For all named executive officers, represents the amount of restricted units awarded on October 27, 2010. Such restricted units vest 33% on November 15, 2011, another 33% on November 15, 2012, and the final 34% on November 15, 2013.

(2)
Reflects the grant date fair value of the restricted units awarded, computed in accordance with FASB ASC Topic 718 based upon unit price on October 27, 2010 of $6.65 times the number of restricted units.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information concerning restricted units that have not vested for the named executive officers as of December 31, 2010:

Outstanding Equity Awards at December 31, 2010

	Option Awards					Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph A. Mills	—	—	—	—	—	315,000	(2)	2,778,300	—	—
Jeffrey P. Wood	—	—	—	—	—	123,000	(3)	1,084,860	—	—
Charles C. Boettcher	—	—	—	—	—	123,000	(3)	1,084,860	—	—
Steven G. Hendrickson	—	—	—	—	—	120,000	(4)	1,058,400	—	—
Joseph E. Schimelpfening	—	—	—	—	—	123,000	(3)	1,084,860	—	—

(1)
Calculated based upon the closing common unit price on December 31, 2010 of $8.82 times the number of unvested restricted unit awards.

(2)
125,730 units vest on November 15, 2011; 127,730 units vest on November 15, 2012 and 61,540 units vest on November 15, 2013. Additional vesting terms with respect to these restricted unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

(3)
51,480 units vest on November 15, 2011; 52,480 units vest on November 15, 2012 and 19,040 units vest on November 15, 2013. Additional vesting terms with respect to these restricted unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

(4)
50,490 units vest on November 15, 2011; 51,490 units vest on November 15, 2012 and 18,020 units vest on November 15, 2013. Additional vesting terms with respect to these restricted unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

Option Exercises and Units Vested

        The following table provides information relating to the vesting of restricted units during 2010 on an aggregated basis for each of the named executive officers:

Option Exercises and Stock Vested for the Year Ended December 31, 2010

	Option Awards		Unit Awards
Name	Number of units acquired on exercise (#)	Value Realized on Exercise ($)	Number of Units Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Joseph A. Mills	—	—	151,850	(2)	1,007,875
Jeffrey P. Wood	—	—	66,500	(3)	444,540
Charles C. Boettcher	—	—	66,750	(4)	448,565
Steven G. Hendrickson	—	—	58,125	(5)	395,953
Joseph E. Schimelpfening	—	—	58,125	(5)	395,953

(1)
Calculated, as applicable, based upon (a) a closing unit price of $6.10 on May 15, 2010, the date of vesting, (b) a closing unit price of $6.00 on July 30, 2010, the date of the change of control associated with the GP Acquisition, and (c) a closing unit price of $7.38 on November 15, 2010, the date of vesting.

(2)
Includes (a) 56,950 units vested on May 15, 2010, (b) 28,900 units vested on July 30, 2010 in connection with the change in control associated with the GP Acquisition and (c) 66,000 units vested on November 15, 2010.

(3)
Includes (a) 33,500 units vested on July 30, 2010 in connection with the change in control associated with the GP Acquisition and (b) 33,000 units vested on November 15, 2010.

(4)
Includes (a) 25,250 units vested on May 15, 2010, (b) 8,500 units vested on July 30, 2010 in connection with the change in control associated with the GP Acquisition and (c) 33,000 units vested on November 15, 2010.

(5)
Includes (a) 16,625 units vested on May 15, 2010, (b) 8,500 units vested on July 30, 2010 in connection with the change in control associated with the GP Acquisition and (c) 33,000 units vested on November 15, 2010.

Pension Benefits

        We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our named executive officers.

Nonqualified Deferred Compensation

        We do not sponsor or maintain any plans that provide for defined contribution or other deferrals of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change of Control

  Equity Awards

        The award agreements between the named executive officers and us under the LTIP provide for accelerated vesting of restricted units upon (i) a termination of employment by reason of death or disability, or (ii) a termination of employment by us without cause or by the executive for good reason within two years following a change of control. In the event of a termination of the named executive officer's employment by us without cause or by the executive for good reason, all unvested restricted units will be forfeited unless the Compensation Committee in its sole discretion elects to accelerate the vesting of such restricted units. In the event of a termination of a named executive officer by us for cause or by the executive without good reason, all unvested restricted units will be forfeited. Definitions of the terms used in this paragraph can be found below.

        In addition to the restricted units granted under the LTIP, any equity incentive awards under the Holdings limited partnership agreement, as described above in "Discussion and Analysis of Executive Compensation—Other Matters—Incentive Interests in Eagle Rock Holdings," are subject to vesting requirements that may be accelerated in certain change of control transactions similar to the definition of change of control applicable to the restricted unit awards issued under the LTIP and certain termination scenarios similar to those described above. However, these equity grants are either (1) subject to reaching further payout goals that have not been met and upon the occurrence of a change of control or specified termination event will not be waived or (2) have reached the applicable payout goal (in the case of Tier I incentive interests of Holdings) and the expense allocation has already been included in our 2010 financial statements pursuant to the authoritative guidance adopted, as discussed above. Based on the lack of value of those incentive interests that have not achieved their payout goals using the hypothetical transaction date of December 31, 2010, we have not included any disclosure in the table below regarding these incentive interests.

  Executive Change of Control Agreements

        On July 27, 2010, our Board authorized us to enter into Executive Change of Control Agreements with all officers of G&P, including our named executive officers. We entered into Executive Change of Control Agreements with our Chief Executive Officer and Senior Vice Presidents on July 27, 2010. We believe that the adoption of the Executive Change of Control Agreements allows management to focus their attention and energy on making the best objective business decisions that are in our best interest without allowing personal considerations to cloud the decision-making process. Further, we believe that such protections maximize unitholder value by encouraging the named executive officers to review objectively any proposed transaction in determining whether such proposal is in the best interest of our unitholders, whether or not the executive will continue to be employed. For this reason, the Executive Change of Control Agreements are designed as "double trigger" arrangements, meaning that no payments or other benefits become due under the agreements unless the named executive officer's employment is terminated without cause or for good reason (each as defined below) within six months before or two years after the occurrence of a change of control. Additionally, if the named executive officer's termination is within six months before the occurrence of a change of control, he or she must demonstrate that the termination was in anticipation of a change of control with the intention of avoiding payments under the Executive Change of Control Agreement. The determination of whether the individual seeking benefits has demonstrated sufficient facts will be made by a majority of the Board (in the case of the Chief Executive Officer) or the Compensation Committee of the Board (in the case of the remainder of the officers of G&P). We also believe that the agreements will assist in providing for management continuity in the event of a change of control and in the recruitment and retention of our named executive officers. A quantification of the potential amounts payable under the Executive Change of Control Agreements to our named executive officers can be found in the table below.

        The payments and benefits due upon a qualifying termination under the Executive Change of Control Agreements are: (i) accrued but unpaid salary, unpaid performance bonus for a completed fiscal year, reimbursement of expenses, and employee benefits in accordance with their terms; (ii) a pro-rata performance bonus for the calendar year of termination, payable in a lump sum within 60 days following the later of the change of control or the executive's date of termination; (iii) a lump sum amount equal to 2.5 times (3.0 times in the case of Mr. Mills) the sum of the officer's base salary plus the officer's target performance bonus for the year in which the change of control occurs, payable within 60 days following the later of the change of control or the executive's date of termination; (iv) continuation of medical and dental benefits for 30 months (36 months in the case of Mr. Mills) following the date of termination; and (v) reimbursement of the cost of outplacement services up to $30,000 incurred during the one year period beginning on the date of termination. Payment of these amounts is contingent upon the officer's execution and delivery and non-revocation of a general release of claims in our favor.

        In the event the Compensation Committee determines that Section 280G of the Code applies to any compensation (including amounts payable under the Executive Change of Control Agreements and the acceleration of vesting of equity awards) due to a named executive officer in connection with a change of control and that such compensation, in the aggregate, if paid to the named executive officer will more likely than not be subject to the excise tax imposed by Section 4999 of the Code, the such compensation will either (i) be reduced so that the present value of the total compensation received by the named executive officer will be $1.00 less than the amount which would cause the officer to incur an excise tax under Section 4999, or (ii) be paid to the named executive officer in full, whichever produces the better net after tax position to the named executive officer.

        For purposes of the outstanding awards under our LTIP and the Executive Change of Control Agreements, the terms listed below are defined as follows:

            (i)  "cause" means a determination made by 2/3 of our board of directors that the individual (a) willfully and continually failed to substantially perform his duties, which continued for a period of 30 days after written notice thereof, or (b) willfully engaged in conduct that is demonstrably and materially injurious to us, in which case the individual shall be entitled to receive written notice of such conduct and shall have the opportunity to be heard by our board of directors.

           (ii)  "change of control" means (a) the acquisition by any person or group of 40% or more of either our outstanding equity securities or the combined voting power of our outstanding voting securities, subject to certain exceptions; (b) the acquisition by any person or group of 40% or more of the combined voting power of the then outstanding voting securities of our general partner or G&P, subject to certain exceptions; (c) our limited partners approve a plan of complete liquidation; (d) a reorganization, merger or consolidation involving us or a sale of all or substantially all of our assets, unless, following such event, ownership or effective control has not been sufficiently changed; (e) the current members of our board of directors, and certain future members of our board directors who are appointed or elected other than through a contested election, cease for any reason to constitute at least a majority of the board; or (f) in the case of Mr. Schimelpfening, a sale of all or substantially all of the equity interests and/or assets of our upstream business unit.

          (iii)  "disability" means (a) a physical or mental impairment of sufficient severity that, in the opinion of our board of directors, the individual is unable to continue performing his duties or the individual's condition entitles him to disability benefits under any of our insurance or employee benefit plans, and (b) the impairment or condition is cited by us as the reason for the individual's termination.

          (iv)  "good reason" means (a) a substantial reduction in the individual's status, title, position or responsibilities or the assignment of duties or responsibilities inconsistent with the individual's status, title, position or responsbilities; (b) a reduction in the individual's annual base salary; (c) a change in the geographic location at which the individual must perform services to a location more than thirty-five (35) miles from the location at which the individual normally performs such services; (d) our failure to continue in effect any material compensation or benefit plan in which the individual was participating or to provide the individual with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those previously provided for under each compensation or employee benefit plan, program and practice; (e) any material breach by us of any provision of the applicable agreement or of any provision of the individual's employment agreement, if any; or (f) any purported termination of the individual's employment for "cause" by us that does not otherwise comply with the terms of the applicable agreement or the individual's employment agreement, if any. In the case of the individual's allegation of "good reason," (A) the individual shall provide notice to the board of the event alleged to constitute "good reason" within 90 days of the occurrence of such event, and (B) we shall have the opportunity to remedy the alleged "good reason" event within 30 days from receipt of notice of such allegation.

  Quantification of Change of Control and Termination Benefits

        The table below discloses the amount of compensation and/or benefits or the potential value of accelerated vesting due to or realized by the named executive officers in the event they incur a qualifying termination under the Executive Change of Control Agreements, or in the event they incur certain termination events as contemplated in the agreements governing their outstanding restricted unit awards under the LTIP. The amounts disclosed assume such qualifying termination was effective December 31, 2010 and that the value of our common units was $8.82, which was the closing price of our common units as reported on the NASDAQ Global Select Market on December 31, 2010. The amounts below constitute estimates of the amounts that would be paid to the named executive officers upon their respective termination without "cause" or resignation for "good reason" within six months prior to, or within two years following, the occurrence of a "change of control." The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a named executive officer is actually terminated. Therefore, such amounts and disclosures should be considered "forward-looking statements."

	Pro-Rata Bonus(1)	Lump Sum Payment(1)	Continued Medical/Dental Benefits(2)	Outplacement Services(3)	Accelerated Vesting of Restricted Units(4)	Total(5)
Joseph A. Mills	$407,000	$2,442,000	$39,921	$30,000	$2,778,300	$5,697,221
Jeffrey P. Wood	$127,500	$956,250	$33,268	$30,000	$1,084,860	$2,231,878
Charles C. Boettcher	$125,000	$937,500	$33,268	$30,000	$1,084,860	$2,210,628
Steven G. Henderickson	$112,000	$840,000	$33,268	$30,000	$1,058,400	$2,073,668
Joseph E. Schimelpfening	$113,000	$847,500	$33,268	$30,000	$1,084,860	$2,108,628

(1)
Based on rate of salary and annual bonus opportunity in effect for each named executive officer as of December 31, 2010.

(2)
Reflects cost to the company of continued medical and dental benefit coverage for each named executive officer at the active employee rate for a period of 30 months (36 months in the case of Mr. Mills).

(3)
Assumes the maximum amount of reimbursements will be claimed.

(4)
The potential value set forth in the table is based on the number of unvested restricted units held by each of the named executive officers on December 31, 2010, which was as follows: Mr. Mills—315,000; Mr. Wood—123,000; Mr. Boettcher—123,000; Mr. Hendrickson—120,000; and Mr. Schimelpfening—123,000. Each named executive officers would also realize the same value associated with the accelerated vesting of their outstanding restricted unit awards reported above in the event (a) they were terminated due to death or disability on December 31, 2010, or (b) they were terminated without cause by us or they resigned for good reason on December 31, 2010, and the Committee exercised its discretion to accelerate the vesting of the restricted units in full as a result of such termination. The unit price at the close of business on December 31, 2010 was $8.82.

(5)
Does not include the impact of any potential reduction in payments that may be necessary to put a named executive officer in the better net after tax position, taking into account any applicable excise taxes under Section 4999 of the Code, as described above under "Potential Payments Upon Termination and Change of Control—Executive Change of Control Agreements."

2010 Director Compensation

        Our officers or employees who also serve as directors will not receive additional compensation for their service as a director of G&P. In addition, the directors appointed by Holdings upon the GP Acquisition will not receive any compensation for their services as directors of G&P. Our general partner intends for directors (other than those appointed by Holdings) who are not officers or employees to receive compensation for serving on our board of directors and the committees thereof. In April 2010, our board of directors, by unanimous vote of all directors other than the independent directors who abstained from the vote, following a presentation of a study prepared by the Committee's independent compensation consultant, Pearl Meyer, approved the following changes to the director compensation program: (a) $7,500 per year (increased from $5,000 per year) for each committee of the board of directors on which such director serves, and an additional $12,500 per year (increased from $10,000 per year) for the Audit Committee chairman, $7,500 per year (increased from $5,000 per year) for the Compensation Committee chairman, and $3,500 per engagement of the Conflicts Committee (increased from $2,500 per engagement) for the Conflicts Committee chairman; (b) $60,000 in fair market value of equity grants per year (changed from 3,500 restricted units per year); and (c) $100,000 fair market value of equity grants upon becoming a director (changed from 5,000 restricted units upon becoming a director). The modifications to the director compensation program were made to more appropriately reflect the median compensation paid to directors in our peer group, as modified in the Pearl Meyer April 2010 report. In accordance with the decisions above, on May 15, 2010, we made additional grants of 9,837 restricted units (representing a fair market value of approximately $60,000 at the time of grant), vesting in roughly one-third increments over a three-year period, to each of our independent directors.

        In connection with the GP Acquisition, our Conflicts Committee appointed two additional directors to our Board, Peggy A. Heeg and Herbert C. Williamson, III, who joined the board on July 30, 2010. In accordance with the director compensation program, as modified in April 2010 and described above, each of Ms. Heeg and Mr. Williamson received grants of 16,667 restricted units (representing a fair market value of approximately $100,000 at the time of grant), which will vest in roughly one-third increments over a three-year period. Each of Ms. Heeg and Mr. Williamson are fully indemnified by us for their actions associated with being a director to the fullest extent permitted under Delaware law, including through supplemental indemnification agreements entered into by Ms. Heeg and Mr. Williamson on July 30, 2010.

Additional Payment to Conflicts Committee Members

        On November 13, 2009, our board of directors approved the payment to each member of the Conflicts Committee, in addition to the fees set forth above, a fee of $5,000 per month for each full or partial month of service commencing on or after August 1, 2009 during which the Conflicts Committee was authorized to evaluate or make any recommendation regarding any strategic alternative of the Partnership, in order to compensate such directors for the additional time they dedicated on our behalf during this period. The maximum amount of additional compensation was $45,000. In April of 2010, the Conflicts Committee members received their ninth and final $5,000 monthly payment, resulting in each member receiving the maximum of $45,000 in aggregate additional compensation.

        The table below sets forth certain information concerning the compensation earned in 2010 by the non-employee directors who served in 2010.

Director Compensation for the Year Ended December 31, 2010

Name	Fees Earned or Paid in Cash(1) ($)	Unit Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Kenneth A. Hersh	—	—	—	—	—	—	—
William J. Quinn	—	—	—	—	—	—	—
John A. Weinzierl	—	—	—	—	—	—	—
Peggy A. Heeg	$30,835	$100,000	—	—	—	—	$130,835
Philip B. Smith	$89,389	$60,000	—	—	—	—	$149,389
William A. Smith	$97,516	$60,000	—	—	—	—	$157,516
William K. White	$125,848	$60,000	—	—	—	—	$185,848
Herbert C. Williamson, III	$23,335	$100,000	—	—	—	—	$123,335

(1)
Reflects fees paid or earned by our non-employee directors in 2010. Please see Additional Payment to Conflicts Committee Members above.

(2)
Reflects the grant date fair value of the restricted units awarded to our non-employee directors in 2010, in each case, computed in accordance with FASB ASC Topic 718. Such restricted units vest 33% on May 15, 2011, another 33% on May 15, 2012, and a final 34% on May 15, 2013. As of December 31, 2010, the non-employee directors held the following number of outstanding restricted unit awards: (a) Ms. Heeg—16,667 restricted units; (b) Mr. P. Smith—12,182 restricted units; (c) Mr. W. Smith—12,182 restricted units; (d) Mr. White—12,182 restricted units; and (e) Mr. Williamson—16,667 restricted units.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information with respect to our equity compensation plans as of December 31, 2010.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Long-Term Incentive Plan(1)	N/A	(1)	N/A	(1)	4,129,534	(1)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	N/A		N/A		4,129,534

(1)
The Long-Term Incentive Plan, which did not require approval by our public limited partners and was adopted by our general partner in connection with our initial public offering in 2006 and amended by our general partner in 2008 and 2009. On September 17, 2010, our unitholders at a special meeting approved an amendment and restatement of the Long Term Incentive Plan (the "Amended Plan") to (i) increase the number of common units reserved for issuance under the Amended Plan by 5,000,000 units, (ii) provide for the grant of unit appreciation rights and other unit based awards, and (iii) make certain other non-material changes to the Amended Plan. The Amended Plan became effective following its approval by our unitholders. To date, all award grants under the Long-Term Incentive Plan have been in the form of restricted unit grants, which generally vest over a three-year period. As of April 13, 2011, we had outstanding 1,785,449 restricted common units granted under the Long-Term Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our units as of April 13, 2011 held by (1) each person or group of persons who beneficially own 5% or more of our common units; (2) each director and director nominee for the Board; (3) each named executive officer listed in the summary compensation table included in this proxy statement; and (4) all current directors and executive officers of G&P as a group.

Name of Beneficial Owner(1)(2)	Common Units Beneficially Owned	% of Common Units Beneficially Owned
Eagle Rock Holdings, L.P.(3)(8)	11,230,516	10.6%
Montierra Minerals & Production, L.P.(3)(4)(5)(8)	5,314,248	5.0%
Joseph A. Mills(3)(6)	411,622	*	%
Jeffrey P. Wood(3)(6)	178,670	*	%
Charles C. Boettcher(3)(6)	176,077	*	%
Steven G. Hendrickson(3)(6)	174,452	*	%
Joseph E. Schimelpfening(3)(6)	257,842	*	%
L. Patrick Girior, Jr.	75,000	*	%
Peggy A. Heeg(6)	16,667	*	%
Kenneth A. Hersh(7)(8)	25,061,874	23.7%
William J. Quinn	17,000	*	%
Philip B. Smith(6)	45,609	*	%
William A. Smith(6)	37,121	*	%
John A. Weinzierl	14,960	*	%
William K. White(6)	54,459	*	%
Herbert C. Williamson, III(6)	16,667	*	%

All directors and executive officers as a group (14 persons)	26,538,020	25.1%

(1)
Unless otherwise indicated, the address for all beneficial owners in this table is 1415 Louisiana Street, Suite 2700, Houston, Texas 77002.

(2)
All units are subject to the beneficial owner's sole voting and dispositive power unless otherwise indicated in the footnotes below.

(3)
Natural Gas Partners VII, L.P. ("NGP VII"), Natural Gas Partners VIII, L.P. ("NGP VIII"), Montierra Minerals & Production, L.P. ("Montierra"), Joseph A. Mills, Jeffrey P. Wood, Charles C. Boettcher, Steven G. Hendrickson and Joseph E. Schimelpfening, based on equity ownership and profits interests in Eagle Rock Holdings, L.P. ("ERH") and Eagle Rock GP, LLC, its general partner which NGP VII and NGP VIII own a majority interest in and which owns all the general partner interest in ERH, have the right to receive distributions (based on equity units and Tier I incentive interests which achieved payout target) in the following percentages, respectively: 24.9%, 48.8%, 8.1%, 0.3%, 0.6%, 0.2%, 0.1% and 0.1%. Our common units held by ERH are not being reported in this table as beneficially owned by each of the limited partners and profits interests holders, except for NGP VII and NGP VIII (See footnote (7) below).

(4)
See footnote (7) below for a description of NGP VII's ownership and control of this beneficial owner.

(5)
NGP VII, Joseph A. Mills, Steven G. Hendrickson and Joseph E. Schimelpfening, based on equity ownership and profits interests in Montierra and Montierra Management LLC, have the right to receive distributions (based on equity units only, as no tier of incentive interests has achieved payout target) in the following percentages, respectively: 96.9%, 1.9%, 0.1% and 0.1%. NGP VII appoints three managers on the board of Montierra Management LLC ("Montierra Management"), which serves as the general partner of Montierra. NGP VII also owns a majority limited partner interest in Montierra Management, and thus may be deemed to beneficially own all of the reported securities of Montierra Management and Montierra.

(6)
The information provided in this footnote is as of the date of this proxy statement and the referenced vesting is subject to the terms and conditions of our Current LTIP and the particular award agreement(s) covering the grant(s) of such restricted units. The warrants referenced in this footnote are freely tradeable until May 15, 2012 and exercisable on each of May 15, 2011, August 15, 2011, November 15, 2011, March 15, 2012 and May 15, 2012.

Joseph A. Mills beneficially owns 411,622 units, 9,407 of which are common units issuable upon the exercise of warrants and 315,000 of which are unvested units. Of the 315,000 unvested units, 125,730 units will vest within one year, 127,730 additional units will vest within two years and the remaining 61,540 units will vest within three years.

Jeffrey P. Wood beneficially owns 178,670 units, 19,335 of which are common units issuable upon the exercise of warrants and 123,000 of which are unvested units. Of the 123,000 unvested units, 51,480 units will vest within one year, 52,480 additional units will vest within two years and the remaining 19,040 units will vest within three years.

Charles C. Boettcher beneficially owns 176,077 units, 9,476 of which are common units issuable upon the exercise of warrants and 123,000 of which are unvested units. Of the 123,000 unvested units, 51,480 units will vest within one year, 52,480 additional units will vest within two years and the remaining 19,040 units will vest within three years.

Steven G. Hendrickson beneficially owns 174,452 units, 3,702 of which are common units issuable upon the exercise of warrants and 120,000 of which are unvested units. Of the 120,000 unvested units, 50,490 units will vest within one year, 51,490 additional units will vest within two years and the remaining 18,020 units will vest within three years.

Joseph E. Schimelpfening beneficially owns 257,842 units, 35,644 of which are common units issuable upon the exercise of warrants and 123,000 of which are unvested units. Of the 123,000 unvested units, 51,480 units will vest within one year, 52,480 additional units will vest within two years and the remaining 19,040 units will vest within three years.

L. Patrick Giroir, Jr. beneficially owns 75,000 units, all of which are unvested units. Of the 75,000 unvested units, 24,750 units will vest within one year, 24,750 additional units will vest within two years and the remaining 25,500 units will vest within three years.

Peggy A. Heeg beneficially owns 16,667 units, all of which are unvested units. Of the 16,667 unvested units, 5,550 will vest within one year, 5,550 will vest within two years and the remaining 5,567 units will vest within three years.

Philip B. Smith beneficially owns 45,609 units, 9,386 of which are common units issuable upon the exercise of warrants and 12,182 of which are unvested units. Of the 12,182 unvested units, 4,401 will vest within one year, 4,436 will vest within two years and the remaining 3,345 units will vest within three years.

William A. Smith beneficially owns 37,121 units, 7,642 of which are common units issuable upon the exercise of warrants and 12,182 of which are unvested units. Of the 12,182 unvested units, 4,401 will vest within one year, 4,436 will vest within two years and the remaining 3,345 units will vest within three years.

William K. White beneficially owns 54,459 units, 11,211 of which are common units issuable upon the exercise of warrants and 12,182 of which are unvested. Of the 12,182 unvested units, 4,401 will vest within one year, 4,436 will vest within two years and the remaining 3,345 units will vest within three years.

  Herbert C. Williamson, III beneficially owns 16,667 units, all of which are unvested units. Of the 16,667 unvested units, 5,550 will vest within one year, 5,550 will vest within two years and the remaining 5,567 units will vest within three years.

(7)
G.F.W. Energy VII, L.P., GFW VII, L.L.C., G.F.W. Energy VIII, L.P. and GFW VIII, L.L.C. may be deemed to beneficially own the units held by ERH that are attributable to NGP VII and NGP VIII by virtue of GFW VII, L.L.C. being the sole general partner of G.F.W. Energy VI ,IL.P. (which is the general partner of NGP VII) and GFW VIII, L.L.C. being the sole general partner of G.F.W. Energy VIII, L.P. (which is the general partner of NGP VIII). Kenneth A. Hersh, who is an Authorized Member of each of GFW VII, L.L.C. and GFW VIII, L.L.C., may also be deemed to share the power to vote, or to direct the vote, and to dispose, or to direct the disposition, of those units. NGP VII and NGP VIII collectively own a majority limited partner interest in ERH and NGP VII owns a majority limited partner interest in Montierra. NGP VII and NGP VIII control the general partner of ERH. NGP VII controls the general partner of Montierra. NGP VII owns 100% of NGP Income Management L.L.C. ("NGP Income Management") and Eagle Rock Holdings NGP 7, LLC ("ERH NGP 7") and may be deemed to beneficially own all of the units of each of NGP Income Management and ERH NGP 7 (collectively, the "NGP VII Subsidiary Units"). NGP VIII owns 100% of Eagle Rock Holdings NGP 8, LLC ("ERH NGP 8") and may be deemed to beneficially own all of the units of ERH NGP 8 (the "NGP VIII Subsidiary Units"). Kenneth A. Hersh may be deemed to share dispositive power over the units held by NGP VII and NGP VIII; thus, he may also be deemed to be the beneficial owner of the NGP VII Subsidiary Units and the NGP VIII Subsidiary Units. In addition to the amounts deemed beneficially owned, NGP VII also has direct beneficial ownership of 3,004,733 units, which includes (i) 2,353,115 units and (ii) 651,618 units issuable upon exercise of the warrants, and NGP VIII also has direct beneficial ownership of 3,113,708 units, which includes (i) 2,438,457 units and (ii) 675,251 units issuable upon the exercise of the warrants. Mr. Hersh disclaims beneficial ownership of our units except to the extent of his pecuniary interest therein.

(8)
Common units beneficially owned includes common units issuable upon exercise of warrants that are freely tradeable until May 15, 2012 and exercisable on each of May 15, 2011, August 15, 2011, November 15, 2011, March 15, 2012 and May 15, 2012. Montierra beneficially owns 1,347,127 common units issuable upon the exercise of warrants. Kenneth A. Hersh beneficially owns 4,978,550 common units issuable upon the exercise of warrants.

CHANGE OF CONTROL

        On July 30, 2010, we completed the GP Acquisition. As a result of the GP Acquisition, we acquired control of all 844,551 of its issued and outstanding general partner units, resulting in a change of control of us. As consideration for the GP Acquisition, we issued 1,000,000 common units to Eagle Rock Holdings, L.P. ("ERH") and cancelled the 844,551 general partner units outstanding.

        Pursuant to the Partnership Agreement, as amended, the size of the Board was expanded from seven directors to nine directors, and our unitholders are now entitled to elect a majority (five out of nine) of our directors. In addition, the NGP Parties retain the ability to appoint three of the Partnership's directors, and the Partnership's Chief Executive Officer, currently Joseph A. Mills, automatically serves as a director.

        We are not aware of any arrangements that would result in a subsequent change of control of us.

 HOUSEHOLDING NOTICE

        We are sending only one copy of our proxy statement and 2010 Annual Report to unitholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs.

        If you received a householded mailing this year and you would like to have additional copies of our proxy statement and 2010 Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Secretary in writing at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002 or by telephone at (281) 408-1200. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

PROPOSALS FOR THE NEXT ANNUAL MEETING

        Subject to certain exceptions set forth in the Partnership Agreement, in order to nominate a person for election to the Board at the 2012 Annual Meeting of Unitholders, notice must be received at our principal executive offices at the address listed above no later than the close of business on February 8, 2012 and no earlier than the close of business on January 24, 2012. Such unitholder nominations must also be otherwise eligible for inclusion under the terms set forth in the Partnership Agreement. For additional information, please see the section entitled "Corporate Governance—Nomination of Director Candidates by Unitholders."

        Any matter to be voted on at an annual meeting of limited partners that is not related to the nomination of persons for election to the Board can only be proposed by our General Partner. A special meeting of our limited partners may only be called by our General Partner or by limited partners owning 20% or more of the Outstanding Units (as defined in the Partnership Agreement) of the class or classes for which a meeting is proposed.

2010 ANNUAL REPORT

        A copy of our 2010 Annual Report, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to our Secretary at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345. x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0000104102_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following Class I Elected Director: 1. Election of Directors Nominees 01 William K. White EAGLE ROCK ENERGY PARTNERS, L.P. 1415 Louisiana Street Suite 2700 Houston, TX 77002 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Advisory vote on compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 3 Advisory vote on the frequency of future advisory votes on compensation of our named executive officers. NOTE: The Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000104102_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . EAGLE ROCK ENERGY PARTNERS, L.P. Annual Meeting of Common Unitholders June 7, 2011 9:00 AM This proxy is solicited by the Board of Directors The undersigned holder of common units of Eagle Rock Energy Partners, L.P. ("EROC"), a Delaware limited partnership, hereby acknowledges receipt of the Notice of Annual Meeting of Common Unitholders and Proxy Statement, each dated April 27, 2011, and revoking all prior proxies, hereby appoints Joseph A. Mills, Jeffrey P. Wood and Charles C. Boettcher (together, the "Proxies"), each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all of the common units which the undersigned may be entitled to vote at the annual meeting of common unitholders of EROC to be held at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002 at 9:00 a.m. local time on June 7, 2011, and at any adjournment or postponement thereof, on the matters set forth in this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof, in accordance with the following instructions: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned unitholder. Proxy cards properly executed and returned without discretion will be voted “FOR” the Class I Elected Director nominee in Proposal 1, “FOR” Proposal 2 and for “1 YEAR” on Proposal 3. In their discretion, the Proxies’ are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof. Continued and to be signed on reverse side